                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                                DREAMWORKS L.L.C.

                                       AND

                         DREAMWORKS ANIMATION SKG, INC.

                           DATED AS OF OCTOBER 7, 2004

SECTION 1.     DEFINITIONS AND USAGE........................................   3

SECTION 2.     GRANT OF RIGHTS; PERIOD OF DISTRIBUTION......................  19

SECTION 3.     DEVELOPMENT, PRODUCTION, ACQUISITION, PAYMENT OBLIGATIONS
                 AND DELIVERY ..............................................  21

SECTION 4.     DISTRIBUTION.................................................  25

SECTION 5.     DISTRIBUTION EXPENSES -- APPROVALS AND CONTROLS..............  38

SECTION 6.     DISTRIBUTION EXPENSES ACCOUNTING.............................  40

SECTION 7.     DISTRIBUTION FEES............................................  41

SECTION 8.     GROSS RECEIPTS...............................................  42

SECTION 9.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS...................  53

SECTION 10.    INDEMNITY....................................................  56

SECTION 11.    DEFAULT; REMEDIES AND TERMINATION............................  57

SECTION 12.    MUTUAL SECURITY AGREEMENTS AND DOCUMENTS.....................  63

SECTION 13.    COPYRIGHT....................................................  64

SECTION 14.    OWNERSHIP....................................................  65

SECTION 15.    INVENTORY OF MATERIALS.......................................  65

SECTION 16.    FORCE MAJEURE................................................  66

SECTION 17.    ASSIGNMENT...................................................  66

SECTION 18.    STANDARD OF CARE.............................................  67

SECTION 19.    DISTRIBUTOR DISTRIBUTION CREDIT..............................  67

SECTION 20.    OTHER ACTIVITIES.............................................  68

SECTION 21.    EXERCISE OF DISCRETION.......................................  68

SECTION 22.    NO PARTNERSHIP OR THIRD PARTY BENEFIT........................  69

SECTION 23.    INTEGRATION/FORMALITIES......................................  69

SECTION 24.    DISPUTE RESOLUTION...........................................  69

SECTION 25.    SEVERABILITY OF PROVISIONS...................................  70

SECTION 26.    WAIVER.......................................................  70

SECTION 27.    GOVERNING LAW................................................  70

SECTION 28.    CONFIDENTIALITY..............................................  71

SECTION 29.    NOTICE OF REPRESENTATIVES....................................  72

SECTION 30.    PARAGRAPH HEADINGS...........................................  72

SECTION 31.    INTELLECTUAL PROPERTY LICENSE................................  72

SECTION 32.    DISCLOSURE, COMPLIANCE AND REPORTING OBLIGATIONS.............  72

SECTION 33.    LIMITATIONS ON DISTRIBUTOR RESPONSIBILITY....................  73

SECTION 34.    NOTICES......................................................  73

SECTION 35.    COUNTERPARTS.................................................  73

SCHEDULE 1     DISTRIBUTION SERVICING AGREEMENTS............................   1

SCHEDULE 2     MAJOR INTERNATIONAL TERRITORIES..............................   1

SCHEDULE 3     DELIVERY REQUIREMENTS........................................   1

SCHEDULE 4     RELEASE DATES - PRIOR PICTURES...............................   1

SCHEDULE 5     THIRD PARTY SERVICE AGREEMENTS...............................   1

EXHIBIT A      INSTRUMENT OF TRANSFER.......................................   1

      DISTRIBUTION AGREEMENT dated as of October 7, 2004 (this "Agreement"), by and between DreamWorks Animation SKG, Inc. ("DWA") and DreamWorks L.L.C. ("Distributor").

      WHEREAS DWA is principally devoted to developing, producing and acquiring feature-length theatrical animated motion pictures and other animated productions;

      WHEREAS Distributor is engaged, inter alia, in the business of distributing feature length theatrical motion pictures and other productions in all media throughout the world; and

      WHEREAS DWA desires to grant to Distributor a license to distribute and exploit Licensed Pictures (as defined hereunder), and Distributor desires to enter into such license on the terms and conditions contained herein;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, DWA and Distributor hereby agree as follows:

      SECTION 1. DEFINITIONS AND USAGE

            1.1 Definitions:

                  Accepted Additional Picture(s) shall mean an Additional Picture with respect to which Distributor has licensed certain Distribution Rights pursuant to Section 2.1.c. below.

                  Additional Picture(s) shall mean (i) all Animated Motion Pictures and Hybrid Motion Pictures intended for initial Theatrical Exhibition
(a) that do not fully satisfy each of the specifications set forth in Section 3.2.b. below, but (b) that are either (1) produced by DWA or any controlled Affiliate (solely or in conjunction with another entity) and available for Delivery prior to expiration of the Output Term, or (2) acquired by DWA or any controlled Affiliate, available for Delivery prior to expiration of the Output Term and for which any Distribution Rights have been obtained by DWA for the Territory; (ii) all DTV Productions (a) that do not fully satisfy each of the specifications set forth in Section 3.2.c. below, but (b) that are either (1) produced by DWA or any controlled Affiliate (solely or in conjunction with another entity) and available for Delivery prior to expiration of the Output Term, or (2) acquired by DWA or any controlled Affiliate, available for Delivery prior to expiration of the Output Term and for which any Distribution Rights have been obtained by DWA for the Territory; and (iii) any Motion Pictures or other audiovisual programs that Distributor is required to license or otherwise provide rights to a party to a DWA-approved Distribution Servicing Agreement.

                  Control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  Affiliate of Any Person shall mean any other Person controlling, controlled by or under common control with such Person. For purposes of this Agreement, Distributor and DWA are not Affiliates of each other.

                  Animated Motion Picture(s) shall mean any Motion Picture that is created predominantly by one or more non-live action production methods (e.g., hand-drawn animation [such as Prince of Egypt], CGI [such as Shrek], stop-motion [such as Chicken Run] and/or motion capture [such as Polar Express]) (each, an "Animation Method"). However, a Motion Picture shall not be deemed to be an Animated Motion Picture if digital Animation Method(s) are used, in whole or in part, to create photorealistic characters that interact with live-action characters in live-action settings. (Photorealistic characters include both "real world" characters modified by an Animation Method [e.g., Babe the pig in Babe] and characters that are invented but which are depicted in a "real world" manner by an Animation Method [e.g., Yoda in Star Wars II: Attack of the Clones, Gollum in Lord of the Rings, the dinosaurs in Jurassic Park, the robots in I, Robot, the toy soldiers in Small Soldiers].)

                  Business Day shall mean a day other than a Saturday, Sunday or other day on which financial institutions in Los Angeles, California are authorized or required by law to close.

                  CJ Agreement shall mean collectively the Theatrical Distribution Agreement, amended and restated as of February 10, 1999, between Distributor and Cheil Jedang Corporation ("Cheil"), the Home Video Fulfillment Services Agreement, amended and restated as of February 10, 1999, between Distributor and Cheil, each as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, and all related agreements with respect to one or more Licensed Pictures between Distributor and Cheil or CJ Entertainment, Inc. (together with Cheil collectively "CJ Entertainment").

                  Commercial Tie-in and Promotional Rights shall mean, with respect to each Licensed Picture, the right to use or license the use of characters, designs, visual representations, names, logos, props, physical properties or other elements appearing or used in or in connection with such Licensed Picture or all or any part of the Literary Material in connection with
(i) the advertising, publicizing, marketing, promotion and/or packaging of merchandise, products or services and/or (ii) premiums or promotions.

                  Contingent Compensation shall mean, with respect to each Licensed Picture, contractually required payments to or on behalf of any Person providing rights or services, or otherwise involved in the production of such Licensed Picture, payable in respect of such Licensed Picture, which (i) are dependent in whole or in part on box office, gross receipts, net receipts, or a percentage of such gross receipts or net receipts, and are payable in a fixed or allocable amount or as a percentage of such receipts, and/or (ii) are payable in a fixed amount upon the occurrence of a specified event such as receipt of an Academy Award or the sale of a specified number of Video Devices.

                  Copyright Revenue shall mean, with respect to each Licensed Picture, all royalties, fees and other revenue that DWA, or the registered copyright owner, is otherwise entitled to collect by reason of any statute, governmental regulation or operation of law, based upon or in connection with, in whole or in part, or directly or indirectly, any use of such Licensed Picture from time to time pursuant to any exercise of the Distribution Rights and

Licensed Marks, including the retransmission of the signal embodying the Television Exhibition of any such Licensed Picture, commonly referred to as retransmission royalties and/or the sale of blank cassettes and/or recording apparatus for the purpose of recording the signal embodying the Television Exhibition of any such Licensed Picture, commonly referred to as private copy levies and/or from the rental of pre-recorded Video Devices to consumers, commonly referred to as video rental right levies, provided that Copyright Revenue shall in no event include any of the foregoing royalties, fees or revenue arising from the Retained Rights unless any such Retained Rights are required to be included in the Distribution Rights pursuant to any DWA-approved Distribution Servicing Agreement.

                  Delivery shall mean delivery to Distributor of all items referenced in Section 3.2.a. hereof. A Licensed Picture shall be deemed to be Delivered hereunder only upon Distributor's receipt of all such items (the "Delivery Date").

                  Distribution Expenses shall mean, with respect to each Licensed Picture, the sum of:

      All actual, direct out-of-pocket costs, charges and expenses (other than Distributor's overhead expenses) accrued (i.e. 45 days after being accrued, provided such costs, charges and expenses are paid no more than 30 days thereafter), or otherwise when paid by Distributor or any Affiliate arising out of the exhibition, exploitation and use of such Licensed Picture, and the distribution, advertising, marketing, publicity, promotion, market exploitation, and turning to account of such Licensed Picture whether directed to the public or to exhibitors, retailers or wholesalers dealing with such Licensed Picture in or for any and all Distribution Rights throughout the Territory, including all direct out-of-pocket costs, charges and expenses for:

            (i)   Marketing Materials (as defined in Section 4.4);

            (ii)  advertising space in any print or electronic media;

            (iii) film festivals, premieres, preview screenings and other
                  "special events" promoting the Licensed Picture, sales presentations, local or regional marketing conventions and marketing presentations for a designated Licensed Picture (or an allocable portion of such costs if other Motion Pictures are also included), talent touring, and all associated expenses incurred in connection with the foregoing, such as travel, living expenses and accommodations of talent or any of Distributor's employees (excluding straight time regular salaries but including overtime salaries) and subject to DWA's prior approval, such expenses of any territory managers and marketing managers of Subdistributors charged as Distribution Expenses pursuant to applicable DWA-approved Distribution Servicing Agreements;

            (iv) prints, Video Devices or any other similar devices, including for creation, manufacture, editing dubbing, subtitling, rescoring, delivery and use of the foregoing or any other means of exploitation now known or hereafter devised;

            (v) freight, shipping, transportation and storage costs for all prints, Video Devices and Marketing Materials;

            (vi)  checking and collection of Gross Receipts;

            (vii) trade dues and assessments by trade organizations;

            (viii) taxes and government fees;

            (ix)  remittance and conversion of Gross Receipts;

            (x) license fees, duties, other fees or any other amounts paid to permit use of the Licensed Picture;

            (xi) a proportionate share of errors and omissions insurance in accordance with Section 10.b. below;

            (xii) transaction fees imposed on credit card charges purchasing admission to view the Licensed Picture;

            (xiii) Home Video Distribution Expenses;

            (xiv) the distribution of the Licensed Pictures incurred at the direction of DWA, including any incremental costs to provide DWA-requested distribution services or Information (as defined in Section 4.1.c.) not available in Distributor's normal course of business;

            (xv) the prosecution, defense or settlement of any action directly relating to Distributor's Exhibition or use of the Licensed Pictures or any element thereof in accordance with the terms of this Agreement, including any interest and penalties, provided that all amounts recovered pursuant to any of the aforementioned shall be included in Gross Receipts pursuant to
                  Section 8.1.f. below; and

            (xvi) anti-piracy and security measures specific and incremental to
                  Licensed Pictures, such as security guards at prerelease screenings and night-vision equipment charges.

"Distribution Expenses" shall not include (x) any of the foregoing costs, charges, fees and expenses relating to the Retained Rights, except to the extent such Retained Rights are required to be included in the Distribution Rights pursuant to any DWA-approved Distribution Servicing Agreement, (y) Additional Distribution Expenses (as defined in Section 5.2.), and (z) Residuals and Contingent Compensation. Except for Distribution Expenses incurred in connection with Retained Rights required to be included in the Distribution Rights pursuant to any DWA-approved Distribution Servicing Agreement and Residuals (as more fully set forth in Section 6.2.), Distributor shall have no responsibility for any costs referenced in the foregoing clauses (x), (y) and (z). Distribution Expenses shall be reduced by the net amount of any insurance recoveries attributable thereto to the extent received by Distributor.

                  Distribution Rights shall mean the following rights, collectively, with respect to a Motion Picture:

                  a. The right to release, distribute, Exhibit, collect receipts with respect to, and exploit, such Motion Picture during the applicable License Term, throughout the applicable Territory or, with respect to any Motion Picture acquired for Exhibition, in the territories and for the time periods set forth in any applicable acquisition agreement, and in all media and by whatever means whether now known or hereafter devised or created (including Internet Rights, but excluding the Retained Rights), including in each case above with respect to such Motion Picture and trailers thereof and excerpts and clips therefrom and featurettes based thereon, in any and all languages and versions, including dubbed, subtitled and narrated version, in any form and including:

            (i) in connection with the marketing, distribution and exploitation of such Motion Picture from time to time, the right: (A) to use and to authorize others to use the title of such Motion Picture or to change such title (as approved by DWA, except as otherwise provided in Section 4.2.d. below); (B) to use and perform and to authorize others to use and perform any musical material contained in such Motion Picture; and (C) subject to the requirements and restrictions set forth in Section 4.2.d., any applicable acquisition agreement and agreements with talent, including actors, producers and directors with respect to any Motion Picture, to cut, edit, dub, subtitle and alter such Motion Picture or any parts thereof as necessary for the effective marketing, distribution and exploitation of such Motion Picture or to conform to censorship, import permit and other legal requirements or to conform to time segment or exhibition standards of distributors and exhibitors or to create foreign language versions;

            (ii) for purposes of advertising and publicizing such Motion Picture from time to time in connection with the marketing, distribution and exploitation of such Motion Picture, the right on a not for sale basis (other than customary "for-sale" programs, e.g. customary souvenir programs in connection with Theatrical Exhibition in Japan): (A) to publish and license and authorize others to publish in any language, in any media and in such form as any distributors and exhibitors deem advisable, synopses, summaries, adaptations, resumes and stories of and excerpts from such Motion Picture and from any literary, dramatic or musical material in such Motion Picture or upon which such Motion Picture is based; (B) subject to any applicable acquisition agreement and any agreements with talent with respect to such Motion Picture, to use and authorize others to use the name, voice and likeness (and any simulation or reproduction thereof) of any person appearing in or rendering services in connection with such Motion Picture; (C) to exhibit and authorize others to exhibit in any language by any media, including radio and television, excerpts and clips from such Motion Picture and from any literary, dramatic or musical material in such Motion Picture or upon which such Motion Picture is based; and
(D) subject to DWA's prior approval (not to be unreasonably withheld) and licenses granted to any Person in connection with the exploitation of DWA's Commercial Tie-In and Promotional Rights, to use and authorize others to use the rights described above and Licensed Marks in the manufacture and distribution of t-shirts, sweatshirts, posters and postcards and other items for theatrical and other media promotions and publicity purposes only; and

            (iii) the right to use and authorize others to use all Tangible Film Materials or, with respect to a Motion Picture acquired for Exhibition, all Tangible Film Materials owned or otherwise available to DWA under the applicable acquisition agreement;

                  b. The right to receive all Copyright Revenue, and the right to receive or to arrange for the collection of Copyright Revenue resulting from the secondary transmission or retransmission of such Motion Picture; and

                  c. All distribution rights required to be granted to any Person pursuant to a DWA-approved Distribution Servicing Agreement or subject to the requirements of a DWA-approved Third Party Service Agreement.

                  Distribution Servicing Agreement(s) shall mean any agreements or arrangements between Distributor or a Distributor Affiliate, as one party, and any Person, including any Subdistributor or licensee, as the other party, with respect to (i) the Exhibition of one or more Licensed Pictures, (ii) the exploitation of any Distribution Rights in a Licensed Picture, or (iii) the exploitation of any Retained Rights as authorized or permitted by DWA with respect to one or more Licensed Pictures, as such agreements may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  Distributor Affiliate shall mean any Person that qualifies as a controlled Affiliate of Distributor pursuant to the definitions of Affiliate and Control set forth above.

                  DTV Production(s) shall mean all Animated Motion Pictures or Hybrid Motion Pictures intended for initial Home Video Exhibition.

                  DWA - approved Distribution Servicing Agreement shall mean the Cheil Agreement, the Kadokawa Agreement, the Universal Agreement and each agreement set forth on Schedule 1 hereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  DWA-approved Third Party Service Agreement shall mean each agreement set forth on Schedule 5 hereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  Effective Date shall mean the first day of the calendar quarter preceding the Closing Date as defined in the Separation Agreement, or such other date as mutually agreed between DWA and Distributor.

                  Exhibit shall mean transmit, display, exhibit or perform. "Exhibiting" and "Exhibition" shall have correlative meanings.

                  Financial Benefit shall mean any and all advances, volume and prompt payment discounts, laboratory and other vendor rebates or adjustments and any other economic consideration or financial advantages offered to or accepted by Distributor in connection with any transaction that relates to the services of Distributor in connection with (i) the Licensed Pictures, (ii) the Licensed Pictures and other Motion Pictures produced or distributed by Distributor, or
(iii) the exploitation of the DWA Distribution Rights hereunder.

                  Good Faith Dispute shall mean any amount or provision that is the subject in a bona fide disagreement between the parties.

                  Gross Receipts shall mean with respect to each Licensed Picture, the amounts set forth in Section 8. below, subject to the adjustments and exclusions as provided therein.

                  Home Video Distribution Expenses shall mean with respect to each Licensed Picture, the aggregate of all actual, direct out-of-pocket costs, charges and expenses (other than Distributor's overhead expenses) arising from the manufacture, duplication, replication, sales, marketing, promotion and other costs associated with exploitation and distribution of Video Devices. As used in this definition:

      (i) Manufacturing costs include the manufacture, packaging and shipping of Video Devices, including costs with respect to re-editing, dubbing, subtitling, closed captioning and narration for the deaf and blind, mastering, duplication, replication, anti-piracy devices and anti-copy protection, raw material costs including tape, disc, shell, box, label, sleeves, containers, stickers, packaging materials and services including plastic wrapping, "pick, pack and ship" and other physical distribution and handling services, freight, transportation, warehousing, storage, processing of returns, degaussing and disposal.

      (ii) Sales and marketing costs include selling, advertising, and promotion of Video Devices, including design, production, and manufacture (for the purposes of Home Video Exhibition) of marketing and advertising materials, press kits, advertising funding and rebates including co-operative advertising and regional marketing funds, wholesale rebates, direct-to-consumer rebates, display and point-of-purchase advertising, trailers, screening Video Devices, media purchases, artwork graphics, fulfillment, promotions, mass merchant advertising, advertising agency and consultant fees, sales incentive programs, anti-piracy costs including an allocable portion of the dues and assessments payable with respect to industry anti-piracy programs relating to Video Devices, research, public relations fees, trade show and entertainment costs, commercial tie-ins, mailers and sales commissions.

                  Home Video Exhibition shall mean all existing and future forms of home entertainment, including the right to manufacture, package, market, sell, rent, lease, Exhibit, distribute and otherwise exploit all forms of home video, including videocassettes, cartridges, laserdiscs, videograms, tapes, CD-Rom, CD-I, DVD, VCD, near video-on-demand, subscription-video-on-demand, video-on-demand and any other format, platform or device (collectively "Video Devices"), now known or hereafter devised, intended primarily for use in the home in conjunction with a reproduction apparatus or delivery system that causes a visual image (whether or not synchronized with sound) to be viewed on the screen of a television receiver, television monitor, computer or comparable device now known or hereafter devised, including future methods and means of delivering Video Devices into the home.

                  Hybrid Motion Picture(s) shall mean any Motion Picture that is predominantly live-action, but in which at least two of the four characters with the most screen time, or in which a majority of the characters with speaking roles, are created (non-photorealistically) by an Animation Method. Who Framed Roger Rabbit, Looney Tunes - Back in Action and Space Jam would be Hybrid Motion Pictures.

                  Interactive Rights shall mean the interactive use of any portion or element of the Licensed Picture in any packaged product in digital electronic entertainment software formats and configurations only in which the user interacts with the game for amusement purposes (as opposed to informational or educational purposes),including: (a) in video game or activity formats, including those designed or created for handheld electronic devices (e.g., Game Boy Color), or for platforms such as personal computers, personal digital assistants, console game machines, PC based games, games playable via DVD and similar micro-processor based devices, and all other handheld electronic devices and all other platforms now known or hereafter devised, and (b) in games, activities or other content available for use on a generally accessible or proprietary network such as the Internet and other digital delivery systems (e.g., online shopping, online gaming, multi-player gaming), or a delivery service over cable lines, telephone lines, microwave signals, radio waves, satellite, wireless or any other service or method now known or hereafter invented available for the delivery or transmission of interactive entertainment software products.

                  Internet Rights shall mean the exclusive right, under copyright and otherwise, to distribute, Exhibit, broadcast and otherwise exploit the Licensed Picture by means of one or more wired and wireless electronic or electromagnetic networks (including fiber optic, microwave, twisted pair copper wires, coaxial cable, satellite, cellular networks and any combinations thereof) and collections thereof now or hereafter existing for the transmission of digital and/or optical data (e.g., text information, graphics, audio, video and combinations thereof) through the use of any protocols or standards now existing or hereafter devised (including Transmission Control Protocol/Internet Protocol or other architecture, and any subsequent extensions, modifications and refinements to the foregoing, from or to electronic devices (e.g., computers, set-top boxes, handheld devices, cable modems, personal digital assistants, cellular telephones, televisions) capable of receiving digital and/or optical data or information wherever located, whether open or proprietary, public or private and whether or not a fee is charged or a subscription or membership is required in order to access such networks. The Internet includes the computer network comprising inter-connected networks commonly referred to as the "Internet" and the "World Wide Web", whether using means, methods, processes, media or technology now or hereafter existing. It is specifically acknowledged and agreed that Internet Rights shall include the right to "download" (as such term is used in the Internet industry) the Licensed Picture as well as the right to "stream" (as such term is used in the Internet industry) the Licensed Picture, whether at a time determined by the end user or any third party.

                  Kadokawa Agreement shall mean the Master Agreement dated as of April 22, 2004 among Distributor, Kadokawa Entertainment Inc. ("Kadokawa") and Kadokawa Holdings Inc., as Guarantor, including Exhibits A, B, C and D attached thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  Legitimate Stage Rights shall mean the right to present Literary Material upon the spoken stage with live performers appearing and speaking in the immediate presence of the viewing audience. The right to present Literary Material upon the spoken stage with live performers appearing and speaking, whether or not in the immediate presence of a viewing audience, for the primary purpose of photographing and recording such presentation for use in or in connection with a Licensed Picture or for the promotion or publicity of a Licensed Picture is an exercise of rights with respect to such Licensed Picture and not an exercise of Legitimate Stage Rights.

                  License Term shall mean:

      a. With respect to Qualified Pictures Delivered to Distributor during the Output Term, the period commencing on the date such Qualified Picture is Delivered to Distributor and ending the earlier of (i) sixteen (16) years after the Qualified Picture's Release Date in the Domestic Territory, or (ii) seventeen (17) years after Delivery of the Qualified Picture;

      b. With respect to Prior Pictures, the period commencing on the Effective Date and ending on the date that is sixteen (16) years after each Prior Picture's Release Date in the Domestic Territory, as such Release Dates are set forth on Schedule 4;

      c. With respect to Accepted Additional Pictures (excluding DTV Productions licensed as Accepted Additional Pictures hereunder) Delivered to Distributor during the Output Term, the period commencing on the date such Accepted Additional Picture is Delivered to Distributor and ending on the date which is the earlier of (i) sixteen (16) years after the Accepted Additional Picture's Release Date in the Domestic Territory, or (ii) seventeen (17) years after the Delivery of the Accepted Additional Picture; or (iii) the full term of Distribution Rights owned or controlled by DWA or any controlled Affiliate and licensed to Distributor hereunder with respect to such Accepted Additional Picture;

      d. With respect to Accepted Additional Pictures that are also DTV Productions Delivered to Distributor during the Output Term, the period commencing on the date such DTV Production is Delivered to Distributor and ending on the date which is the earlier of (i) ten (10) years after such DTV Production's HV Release Date in the Domestic Territory, or (ii) 126 months after such DTV Production is Delivered to Distributor, or (iii) the full term of Distribution Rights owned or controlled by DWA or any controlled Affiliate and licensed to Distributor hereunder with respect to such DTV Production.

      e. With respect to Qualified DTV Productions, (i) if the HV Release Date for such Qualified DTV Production occurred prior to the Effective Date, the period commencing on the Effective Date and ending ten (10) years thereafter, or
(ii) if such Qualified DTV Production is Delivered on or after the Effective Date, the period commencing on the Delivery Date and ending the earlier of (A) ten (10) years after such Qualified DTV Production's HV Release Date in the Domestic Territory, or (B) 126 months after such Qualified DTV Production is Delivered to Distributor.

Notwithstanding the foregoing, the License Term shall be subject to earlier termination in accordance with the terms hereof; provided that, subject to
Section 11.2.c. below, (i) the License Term and this Agreement, as and to the extent they pertain to such Distribution Rights licensed to Distributor that are also subject to any DWA-approved Distribution Servicing Agreement or the requirements of a DWA-approved Third Party Service Agreement, as applicable, shall continue, and (ii) such Distribution Rights (and only such Distribution Rights) shall continue to be licensed to Distributor in accordance with the terms of this Agreement until the expiration or termination of each such DWA-approved Distribution Servicing Agreement or DWA-approved Third Party Service Agreement, as applicable, in accordance with the terms thereof.

                  Licensed Marks shall mean, with respect to each Licensed Picture from time to time, to the extent related to the Distribution Rights and to the extent of DWA's rights in the Licensed Marks in the Territory, the right to use and sublicense the use of (i) the title of such Licensed Picture (to the extent such title is a registered trademark) from time to time in any and all print styles and forms in connection with the distribution, marketing and promotion of such Licensed Picture, and all goodwill associated therewith or symbolized thereby, and (ii) the DreamWorks Marks listed and depicted in Schedule A to the Trademark License Agreement solely in connection with (x) the exploitation of the Distribution Rights to such Licensed Picture, and (y) the distribution, marketing and promotion of such Licensed Picture in accordance with the terms hereof; provided the foregoing shall not permit or authorize the use of the title of such Licensed Picture or the DreamWorks Marks in connection with the exploitation of the Retained Rights.

                  Licensed Picture(s) shall mean the Qualified Picture(s), the Prior Picture(s), the Qualified DTV Production(s) and the Accepted Additional Picture(s).

                  Literary Material shall mean written matter, whether published or unpublished, in any form, including a novel, book, article, treatment, outline, poem, screenplay, teleplay, story, manuscript, letter, play or otherwise, which may be included in or upon which a Licensed Picture may be based in whole or in part.

                  Literary Publishing Rights shall mean, with respect to each Licensed Picture, the right to publish, distribute and sell to the public hardcover or soft-cover printed publications (and electronic copies of such printed publications) of all or any part of the Literary Material or other material (excluding music and/or lyrics) created for or produced in connection with such Licensed Picture, including artwork, logos or photographic stills (but solely to the extent that the right to make such use of such other material has been separately obtained from the owner thereof), other than the publications included within Merchandising Rights.

                  Merchandising Rights shall mean, with respect to each Licensed Picture, the right to license, manufacture, distribute and sell articles of merchandise and/or products (including toys, board and video games, novelties, trinkets, souvenirs, wearing apparel, fabric, foods, beverages and cosmetics) and the right to license, distribute and sell services that embody on or in such merchandise, products or services Licensed Marks, characters, designs, visual representations, names, likenesses and/or characteristics of actors, physical properties or other materials appearing or used in or in connection with such Licensed Picture or all or any part of the Literary Material and the right to publish, distribute, and sell souvenir programs, picture books, comic books, sing-along records and books, post cards, novelizations, photo novels, illustration books, and activity books or booklets which embody on or in the foregoing any or all of the characters, designs, visual representations, names, likenesses and/or characteristics of actors, physical properties or other materials appearing or used in or in connection with such Licensed Picture or all or any part of the Literary Material.

                  Motion Picture(s) shall mean audiovisual product produced and distributed of every kind and character whatsoever, including all present and future technological developments, whether produced by means of any photographic, electrical, electronic, mechanical or other processes or devices now known or hereafter devised, and their accompanying devices and processes whether pictures, images, visual and aural representations are recorded or otherwise preserved for projection, reproduction, exhibition, or transmission by any means or media now known or hereafter devised in such manner as to appear to be in motion or sequence, including computer generated pictures and graphics other than video games.

                  Music Publishing Rights shall mean, with respect to each Licensed Picture, the right to register (in the name of the copyright owner) the copyright of musical compositions created for such Licensed Picture, copy, publish, distribute, license or sell the music and/or lyrics of musical compositions and to license the right to make Sound Records of musical compositions and to make Sound Records of musical compositions in synchronization or timed relation with motion pictures and to license the performance of musical compositions.

                  New Media Rights shall mean, with respect to each Licensed Picture, the right to exploit such Licensed Picture in linear form, or any part thereof in connection with advertising, marketing or promotion of such Licensed Picture for distribution or exploitation, by any means, methods, processes, media or technology now known (if not generally available or used as a means of distribution to the general public) or hereafter developed as a means of Exhibition or transmission in any form. For avoidance of doubt, Internet Rights are not within the scope of New Media Rights.

                  Non-Theatrical Exhibition shall mean, with respect to each Licensed Picture, all forms of non-theatrical distribution, including the right to Exhibit such Licensed Picture (i) on airplanes, trains, ships and other common carriers, (ii) in schools, colleges and other educational institutions, libraries, governmental agencies, business and services organizations and clubs, churches and other religious oriented groups, museums, and film societies (including transmission of such Licensed Picture by closed circuit within the immediate area of the origin of such exhibition), and (iii) in permanent or temporary military installations, shut-in institutions, prisons, retirement centers, industrial sites, offshore drilling rigs, logging camps, and remote forestry and construction camps (including transmission of such Licensed Pictures by closed circuit within the immediate area of the origin of such exhibition).

                  Output Term shall mean the period commencing on the Effective Date and continuing until the later of (i) Delivery of twelve (12) Qualified Pictures to Distributor, and (ii) December 31, 2010. The Output Term shall be subject to earlier termination in accordance with the terms hereof; provided, however, subject to Section 11.2.c. below, the Output Term for Motion Pictures produced or acquired by DWA or any controlled Affiliate shall extend as and to the extent required pursuant to any DWA-approved Distribution Servicing Agreement or the requirements of any DWA-approved Third Party Service Agreement, and the Distribution Rights to such Motion Pictures, including the Licensed Pictures hereunder, shall continue to be licensed to Distributor in accordance with the terms of this Agreement as and to the extent Distributor is required to provide such Motion Pictures to any Person pursuant to any DWA-approved Distribution Servicing Agreement or DWA-approved Third Party Service Agreement, as applicable, until the expiration or termination thereof.

                  Outright Sale shall mean a license from Distributor to a Person to Exhibit a Licensed Picture for a specified period of time in excess of one year, without any obligations on the part of such Person to account to Distributor for revenue and expenses received or incurred by such Person.

                  Person shall mean any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  Prior Picture(s) shall mean the following Animated Motion
Pictures: Antz; The Prince of Egypt; The Road to Eldorado; Chicken Run; Shrek;
Spirit: Stallion of the Cimarron; Sinbad: Legend of the Seven Seas; and Shrek 2.

                  Qualified DTV Production(s) shall mean all Animated Motion Pictures or Hybrid Motion Pictures intended for initial Home Video Exhibition
(i) released prior to the Effective Date and designated as a Qualified DTV Production hereunder, or that will be initially released or available for release during the Output Term, (ii) that are either (A) financed or produced by DWA or any controlled Affiliate (solely or in conjunction with another Person) and available for Delivery prior to expiration of the Output Term, or (B) acquired by DWA or any controlled Affiliate, available for Delivery prior to expiration of the Output Term and for which DWA or any controlled Affiliate has obtained any Distribution Rights in the Territory, and (iii) fully satisfy all of the specifications set forth in Section 3.2.c. below. Joseph: King of Dreams is designated as a Qualified DTV Production hereunder.

                  Qualified Picture(s) shall mean all Animated Motion Pictures and Hybrid Motion Pictures intended for initial Theatrical Exhibition that (i) are either (a) produced by DWA or any controlled Affiliate (solely or in conjunction with another entity) and available for Delivery prior to the expiration of the Output Term, or (b) acquired by DWA or any controlled Affiliate and available for Delivery prior to expiration of the Output Term and for which any Distribution Rights have been obtained for the Territory; and (ii) fully satisfy all of the specifications set forth in Section 3.2.b. below. Distributor and DWA acknowledge and agree that the Animated Motion Picture currently entitled Shark Tale shall constitute one of the twelve (12) Qualified Pictures hereunder.

                  Radio Rights shall mean the right to transmit sound alone by means of radio devices.

                  Rent-a-System Picture shall mean an Animated Motion Picture or Hybrid Motion Picture with respect to which DWA acquires only a license to exercise certain rights pursuant to an arms-length agreement with an unaffiliated third party, the applicable license agreement does not obligate DWA to pay an advance or minimum guarantee for such Motion Picture and under the license agreement DWA is entitled to receive or retain a customary rent-a-system distribution fee and such unaffiliated third party is obligated either to advance, guarantee or to pay on a full recourse basis all distribution expenses which may be incurred by DWA.

                  Residuals shall mean, with respect to each Licensed Picture, payments to third parties required (i) pursuant to collective bargaining, union or guild agreements applicable to DWA for the exploitation of such Licensed Picture, including residuals, pension, health and welfare payments, and employer share of taxes, or (ii) for performance, synchronization, recording, re-use and video levies, patent, trademark and similar licenses as governmental requirements, incurred for the distribution or turning to account of such Licensed Picture, or rights derived therefrom, in the case of each of clauses
(i) and (ii) above, for use of such Licensed Picture in any and all media, including Theatrical Exhibition, Television Exhibition and Home Video Exhibition or any format or version of such Licensed Picture, throughout the Territory.

                  Retained Rights shall mean, with respect to each Licensed Picture, (i) the exclusive ownership rights set forth in Section 14. below, including all pre-existing DWA characters, properties or other elements owned or controlled by DWA or any controlled Affiliates; (ii) rights in acquired Licensed Pictures retained by the previous owners and/or producers thereof or previously granted to third parties; (iii) all rights to Subsequent Productions, unless and until any such Subsequent Production becomes a Licensed Picture hereunder in accordance with the terms hereof; (iv) Commercial Tie-in and Promotional Rights (subject to Section 4.14. below); (v) Merchandising Rights; (vi) Interactive Rights; (vii) Literary Publishing Rights; (viii) Music Publishing Rights and Soundtrack Recording Rights, provided in connection with the Distribution Rights, Distributor shall have an irrevocable license during the License Term of each Licensed Picture to exploit musical works solely as embodied in such Licensed Picture, and as may be reasonably necessary to market, advertise and promote the Licensed Picture; (ix) Radio Rights, provided in connection with the Distribution Rights, Distributor shall have the right during the License Term of each Licensed Picture to transmit sound alone excerpts from the Licensed Picture by means of radio devices solely for purposes of advertising, publicizing, marketing and promoting the Licensed Picture; (x) Legitimate Stage Rights; (xi) Theme Park Rights (subject to Section 4.15. below); (xii) all rights not expressly granted to Distributor pursuant to this Agreement; and (xiii) in the case of DTV Productions licensed hereunder, Theatrical Exhibition, which shall not be exploited by DWA during the applicable License Term without Distributor's prior written consent. Notwithstanding the foregoing, if the Distributor is required to license or otherwise provide rights that would otherwise constitute Retained Rights hereunder to a party to a DWA-approved Distribution Servicing Agreement, then DWA shall license to Distributor such rights solely and to the most limited extent required under such DWA-approved Distribution Servicing Agreement.

                  Separation Agreement shall mean the agreement dated as of ____, 2004 by and among Distributor, DWA and DreamWorks Animation L.L.C. regarding the principal corporate transactions required to effect DWA's separation from Distributor.

                  Services Agreement shall mean the agreement dated as of _______, 2004 between Distributor and DWA whereby (i) Distributor has agreed to provide DWA with various corporate and administrative support services as enumerated therein, and such additional services that Distributor and DWA may identify from time to time in the future, and (ii) DWA has agreed to provide Distributor with certain support services as enumerated therein.

                  Sound Records shall mean sound recordings and reproductions of every kind and character, including all present and future developments of the sound recording and motion picture industries, whether produced by means of any electrical, electronic, mechanical or other process or device now known or hereafter devised, and any accompanying process or device whereby sound may be recorded for later transmission or playback, whether or not simultaneously or in synchronization or timed relation with Licensed Pictures.

                  Soundtrack Recording Rights shall mean, with respect to each Licensed Picture, the right to license, manufacture, distribute or sell (i) Sound Records made from the soundtrack of such Licensed Picture or (ii) Sound Records embodying re-recordings of score and/or musical compositions contained on the soundtrack of the Licensed Picture and marketed to the public with the works "contains music from" or "inspired by" with respect to such Licensed Picture, or similar wording, which records are not the official soundtrack recordings from the Licensed Picture. Soundtrack Recording Rights also includes the right to select the record distributor that will release any soundtrack albums derived from the Licensed Picture.

                  Subsequent Productions shall mean, with respect to each Licensed Picture, any Motion Picture (i) based upon or derived from some portion of the plot or story line from the Licensed Picture, or (ii) in which one or more of the principal characters or elements appearing in the Motion Picture is taken from the Licensed Picture, whether or not the Motion Picture depicts the same or new and different events and situations as depicted in the Licensed Picture, including any prequels, sequels and remakes of the Licensed Picture.

                  Subdistributor shall mean a Person, other than an Affiliate of Distributor, licensed by Distributor to render services appropriate for the distribution of one or more Licensed Pictures for a limited period of time in territories, country, or media who, pursuant to such license from Distributor, has an obligation to account to Distributor on a revenue and expenses basis with respect to the Licensed Picture(s) (as opposed to accounting on a royalty or similar basis). A Subdistributor for purposes only of this Agreement shall be deemed to include (i) a sales agent (provided that such sales agent accounts for revenue and expenses to Distributor in accordance with the foregoing) and (ii) a fulfillment services provider, i.e., a Person, other than an Affiliate of Distributor, licensed by Distributor, who has an obligation to account to Distributor on a revenue and expenses basis with respect to Video Devices of one or more Licensed Pictures and is responsible under Distributor's supervision for services in the manufacturing, advertising, promotion, securing and fulfillment of orders, the collection of revenue and the shipping of Video Devices of such Picture(s).

                  Subsidiary shall mean, as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                  Tangible Film Materials shall mean, with respect to each Licensed Picture (excluding property used exclusively in connection with the exploitation of Retained Rights and any sets, costumes, props, scenery, vehicles and equipment) and only to the extent it exists (whether coming into existence before or after such Licensed Picture is Delivered) with respect to such Licensed Picture, (i) all tangible physical embodiments of every kind or nature of or relating to such Licensed Picture and all versions thereof, including the YCM separations, master prints, exposed film, developed film, positives, negatives, prints, answer prints, special effects, preprint materials (including interpositives, negatives, videotapes, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, video masters and all other forms of preprint elements which may be necessary or useful to produce prints or other copies or additional preprint elements, whether now known of hereafter devised), sound tracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, timers, credit-lists, music licenses, and any and all other physical properties of every kind and nature relating to each such Licensed Picture in whatever state of completion, and all duplicates, drafts, versions, variations and copies of each thereof and (ii) to the extent related to or derived from the delivery, exhibition, distribution or other exploitation of any Licensed Picture, all documents of title, including any bill of lading, dock warrant or dock receipt, all rights under any laboratory pledgeholder agreement, laboratory access agreement, warehouse receipt or order for the delivery of inventory, and also any other document or receipt which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

                  Television Exhibition shall mean, with respect to each Licensed Picture, all existing and future forms of television, regardless of the delivery system or payment system (if any) involved, including all rights to transmit, broadcast and Exhibit the Licensed Picture by means of free, toll, pay and subscription television, Community Antenna Systems, Telstar-type, all other forms of satellite and relay television, pay-per-view television, any and all other kinds of open or closed circuit systems and electronic or digital delivery systems, including all future methods and means of delivery analogous to the transmission, retransmission, broadcast or exhibition of the Licensed Picture on the screen of a television receiver, monitor or comparable devices now known or hereafter devised. For avoidance of doubt, Television Exhibition shall not include near-video-on-demand, subscription-video-on-demand, or video-on-demand, all of which are included in Home Video Exhibition as more fully set forth above, and shall not include any transmission or broadcast by open or closed circuits to any theatre or other place where an admission fee is charged to view the broadcast or transmission of the Licensed Picture.

                  Term shall mean the period commencing on the Effective Date and continuing until expiration or earlier termination of the License Term of all Licensed Pictures; provided, however, if the Effective Date does not occur on or before December 31, 2005 this Agreement shall terminate without taking effect.

                  Territory shall mean the entire universe.

            (i) The "Domestic Territory" shall mean the territorial United States and its possessions, territories and commonwealths, including the U.S. Virgin Islands, Puerto Rico, Guam, and the U.S. Trust Territories of the Pacific Islands, including the Carolina Islands, the Marshall Islands and the Mariana Islands, Saipan and American Samoa; the Dominican

Republic, the British Virgin Islands, Nassau, Bahamas, Bermuda, Saba Island, St. Eustatius Island, St. Kitts Island, St. Maarten Island, and Freeport; the Dominion of Canada and its possessions, territories and commonwealths; and all Army, Navy, Air Force, Red Cross and other national or governmental installations, diplomatic posts, camps, bases and reservations of the above mentioned countries, as well as oil rigs (including Aramco sites) and maritime facilities (and other commercial and/or industrial installations of the above mentioned countries and territories), wherever any of the aforementioned facilities or installations are located, to the extent that sales are made and/or servicing thereof is performed within the geographical areas set forth above, and all airlines and ships flying the flag of, or having the registry of, or whose principal office is located in the United States, Canada or Bermuda and other possessions, territories and commonwealths within the Domestic Territory.

            (ii) The "International Territory" shall mean all geographical areas outside of the Domestic Territory.

                  Theatrical Exhibition shall mean, with respect to each Licensed Picture, all forms of theatrical distribution, including the right to rent, lease, Exhibit, distribute or otherwise exploit the Licensed Picture and any trailers thereof in commercial motion picture theatres and other venues where persons view the Licensed Picture for an admission fee.

                  Theme Park Rights shall mean the right to use characters and other elements from the Licensed Pictures in any theme park activities, including theme, amusement, tour and/or similar tourist park attractions.

                  Third Party Service Agreement(s) shall mean any and all agreements or arrangements between Distributor or an Affiliate of Distributor and any Person, as a vendor or supplier of goods and/or services, such as an overall laboratory agreement or advertising agency arrangement, that facilitate the distribution or exploitation of Motion Pictures produced or distributed by Distributor, as such agreements may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  Trademark License Agreement shall mean the License Agreement effective as of October 1, 2004 between DWA and Distributor with respect to the DreamWorks Marks as specified therein.

                  Universal Agreement shall mean the DW/Universal Studios, Inc. Master Agreement (Amended and Restated as of October 31, 2003), between Distributor, Universal Studios, Inc. ("Universal") and Vivendi Universal Entertainment LLLP, as assignee of Universal, including the Agreement Modules (as defined therein) attached as Exhibits A, B and D thereto, but excluding the Agreement Module attached as Exhibit C, as the same may be amended, restated, supplemented or otherwise modified from time to time, in accordance with the terms hereof.

            1.2 Terms and Usage Generally.

      The definitions in Section 1.1. as used herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections and

Schedules shall be deemed to be references to Sections of, and Schedules to, this Agreement unless the context shall otherwise require. All Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein. The words "include", "includes" and "including" herein and in any Exhibit and Schedule hereto shall be deemed to be followed by the phrase "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by United States generally accepted accounting principles as in effect from time to time. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to a Person are also to its permitted successors and permitted assigns. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

      SECTION 2. GRANT OF RIGHTS; PERIOD OF DISTRIBUTION

            2.1 Grant of Rights:

                  a. Subject to the terms and conditions hereof, DWA grants, licenses, and assigns to Distributor, to the full extent of the rights owned or controlled by DWA or any controlled Affiliate thereof in and to each Licensed Picture, the sole and exclusive right and license under copyright, during the License Term with respect to such Licensed Picture, throughout the Territory to exploit the Distribution Rights, including all rights of Theatrical Exhibition, Non-Theatrical Exhibition, Home Video Exhibition, Television Exhibition, Internet Rights and New Media Rights. As between Distributor and DWA, all rights not expressly granted to Distributor pursuant to this Agreement, including the Retained Rights, shall remain vested in DWA.

                  b. The license herein granted with respect to each Prior Picture and Qualified DTV Production released prior to the Effective Date shall commence and vest in Distributor as of the Effective Date. The license herein granted with respect to all other Licensed Pictures shall commence and vest in Distributor upon the Delivery Date of each such Licensed Picture.

                  c. During the Output Term, DWA shall submit to Distributor for possible license to Distributor, in accordance with Section 2.1.a above, all Additional Pictures that DWA or any controlled Affiliate intends to produce or acquire for distribution. DWA's submission to Distributor shall occur prior to any sale, license or other alienation of any Distribution Rights to such Additional Picture and shall include no less than the following with respect to each Additional Picture: (i) a current script, storyboards, cast, production plan and schedule; (ii) for acquired Additional Pictures, a print, other working copy, or any available film footage if production has not been completed; (iii) a description of the Distribution Rights to be owned or controlled by DWA or any controlled Affiliate upon Delivery; (iv) estimated production budget or acquisition cost; and (v) any other information reasonably requested by Distributor (collectively, the "Submission Materials"). Within ten (10) Business Days of DWA's provision of the Submission Materials to Distributor, Distributor shall prepare and submit to DWA a preliminary good faith estimate of proposed initial expenditures for prints and advertising ("P&A Spend") for the initial Theatrical Exhibition of the Additional Picture in the Domestic Territory. If DWA disapproves and no agreement can be reached between DWA and Distributor within five (5) Business Days thereafter, DWA shall have the right to license the Distribution Rights to such Additional Picture to third parties, subject to the Changed Elements provisions set forth in Section 2.1.d. below and to DWA's obligation to resubmit all rights initially offered to the Additional Picture to Distributor if DWA is unable to obtain a binding P&A Spend commitment from a third party distributor which is 110% or more than the P&A Spend proposed by Distributor. If DWA approves the P&A Spend, Distributor shall have the right, but not the obligation, within five (5) Business Days after DWA's approval of the P&A Spend, to license all of the available Distribution Rights in and to such Additional Picture by providing written notice to DWA of its intent to so license. If Distributor provides such notice and elects to license the Distribution Rights in and to the Additional Picture, then such Additional Picture shall constitute an Accepted Additional Picture to the extent of the Distribution Rights licensed to Distributor, and Distributor shall distribute such Accepted Additional Picture in accordance with the terms and conditions of this Agreement. If Distributor elects not to license all of the available Distribution Rights in and to an Additional Picture then, subject to the Changed Elements provisions set forth in Section 2.1.d. below, DWA shall be free to license the Distribution Rights to such Additional Picture to third parties, without further obligation to Distributor with respect to such Additional Picture.

                  d. Notwithstanding Section 2.1.c. above, at any time prior to DWA entering into a firm binding commitment with one or more third parties who commit to acquire any of the Distribution Rights to any Additional Picture rejected by Distributor, DWA shall have the continuing obligation to re-submit such Additional Picture to Distributor for consideration if there is any material change, deletion or addition to the Submission Materials ("Changed Elements"). DWA shall promptly notify Distributor of any Changed Elements and Distributor shall have the right, but not the obligation, by providing notice to DWA given within ten (10) Business Days from receipt of notice from DWA, in which to accept said re-submission and license all of the Distribution Rights available at the time of the first submission of such Additional Picture to Distributor hereunder. If the Distributor provides such notice and elects to license such Distribution Rights, then the applicable Additional Picture shall constitute an Accepted Additional Picture to the extent of the Distribution Rights licensed to Distributor. DWA's obligation to notify Distributor with respect to any Changed Elements for any Additional Picture and Distributor's right to accept such re-submission under this Agreement shall be repeated each time there are any Changed Elements to such Additional Picture prior to DWA entering into a firm binding commitment with one or more third parties who commit to acquire any of the Distribution Rights to such Additional Picture.

            2.2 Period of Distribution: With respect to each Licensed Picture, Distributor shall have the right and obligation to exploit the Distribution Rights granted pursuant to Section 2.1 above during the applicable License Term.

      SECTION 3. DEVELOPMENT, PRODUCTION, ACQUISITION, PAYMENT OBLIGATIONS AND DELIVERY

            3.1 Development, Production and Acquisition; Payment Obligations:

                  a. As between DWA and Distributor, DWA shall be solely responsible for the development, production or acquisition of the Licensed Pictures, including the payment of all acquisition and productions costs, and subject to the provisions of Section 6.2. below, DWA shall be solely responsible for the cost of all Residuals and Contingent Compensation. DWA retains the exclusive right in its sole discretion to make all decisions and to initiate any action with respect to the development, production or acquisition of each Licensed Picture, including (i) the right at any time in DWA's sole discretion to abandon the development or production of each Licensed Picture, and (ii) the right to control all creative matters, including the right to exercise final cut or to delegate final cut to the director of any Licensed Picture.

                  b. Neither DWA nor any controlled Affiliate shall sell, license or otherwise alienate any Distribution Rights in and to any Animated Motion Picture, Hybrid Motion Picture or DTV Production (i) produced or acquired by DWA or any controlled Affiliate, (ii) scheduled or available for Delivery during the Output Term, and (iii) which (A) would otherwise fully satisfy all of the specifications for a Qualified Picture or Qualified DTV Production (each a "Prospective Qualified Picture") or (B) has been accepted by Distributor as an Accepted Additional Picture; provided, however, notwithstanding the foregoing, DWA shall have the right to dispose of its right, title and interest in and to any Prospective Qualified Picture or an Accepted Additional Picture that has been acquired by DWA after development thereof has been completed (e.g., completion of screenplay, storyboards and visual development), at any time prior to the initial exploitation of the Distribution Rights so long as neither DWA nor any controlled Affiliate retains any ownership rights therein, or retains any financial interest in such Prospective Qualified Picture or such Accepted Additional Picture. Without limiting the foregoing, DWA shall not sell, license or otherwise alienate any Distribution Rights to any Prospective Qualified Picture in order to obtain co-financing for the production or acquisition of a Prospective Qualified Picture; provided, upon request from DWA specifying the terms of any proposed co-financing arrangement, Distributor shall give good faith consideration to permitting DWA to enter into such co-financing arrangement, but Distributor's good faith business judgment not to permit such co-financing arrangement shall be final and binding. DWA hereby waives, and shall not assert, any claim against Distributor based upon any alleged failure of Distributor to consider such request in good faith, or rejection by Distributor of, DWA's request to enter into a co-financing arrangement. In no event shall any sale, license or other alienation under this Section 3.1.b. cause a Prospective Qualified Picture to fail to meet the Qualified Picture specifications set forth in Section 3.2.b. below or the Qualified DTV Production specifications set forth in Section 3.2.c. below. The foregoing provisions of this Section 3.1.b. shall not affect, impair or otherwise limit the terms of any agreements between DWA and Aardman Animations Ltd. in effect as of the Effective Date. Subject to Section 11.2.c. below, under no circumstances shall DWA divest itself of any Distribution Rights or other rights in and to a Prospective Qualified Picture or any other Motion Picture hereunder to the extent such divestiture would cause Distributor to be in violation of any DWA-approved Distribution Servicing Agreement or DWA-approved Third Party Service Agreement.

                  c. Notwithstanding the provisions of Section 3.1.b. hereof, Distributor acknowledges and agrees that DWA or any controlled Affiliate shall have the right in connection with any current or future financing arrangements, including tax advantaged financing, so-called sale-leaseback transactions, or off-balance sheet financing requirements to mortgage, pledge, grant or assign as security, all or any portion of DWA's right, title and interests or the right, title and interests of any controlled Affiliate of DWA in and to any Motion Pictures hereunder for the benefit of its lenders and financiers, provided such lenders and financiers execute customary nondisturbance agreements with respect to the covered Distribution Rights in form and substance consistent with prior nondisturbance agreements obtained by Distributor from lenders or financiers and otherwise reasonably acceptable to Distributor.

            3.2 Delivery Requirements:

                  a. Tangible Film Materials. Subject to Section 8.9. below, DWA shall Deliver each Licensed Picture to Distributor at DWA's sole cost and expense. All Tangible Film Materials set forth on Schedule 3-Delivery Requirements shall be delivered to Distributor consistent with the past conduct and practices of DWA and Distributor in delivering the Prior Pictures, provided DWA shall deliver the requisite Tangible Film Materials in sufficient time to enable Distributor to (i) make full and timely delivery of the Licensed Pictures and elements thereof to third parties, (ii) satisfy the marketing and distribution plan as approved pursuant to this Agreement, and (iii) meet all Release Dates and HV Release Dates. Prior to Delivery of each Licensed Picture and upon Distributor's timely notice of its proposed prerelease schedule for advertising, publicity and promotional campaigns, DWA will provide Distributor with any then-available Tangible Film Materials, as may be reasonably required by Distributor, to enable Distributor to timely prepare customary advertising, publicity and promotional materials (e.g., teasers, trailers, television spots, electronic press kits, one-sheets and teaser print ads). Any so-called "bonus materials" and "DVD Extras", which DWA in its sole discretion elects to make available on Video Devices embodying the Licensed Pictures, shall be delivered to Distributor at DWA's sole cost and expense. To the extent that any materials required to be delivered to Distributor hereunder are held by a laboratory or storage facility, DWA will deliver to Distributor a fully-executed access letter for each Licensed Picture. To the extent that DWA itself maintains possession of any Tangible Film Materials, Distributor shall have the same right of access thereto as it would have under the above-referenced laboratory or storage-facility access letter had such Tangible Film Material been held at a laboratory or storage facility. Upon reasonable notice, DWA agrees to either deliver to Distributor, or provide access to, such then-available Tangible Film Materials sufficient to manufacture screening prints for marketing purposes. Prior to completion of Delivery, DWA agrees to deliver to Distributor with respect to each Licensed Picture hereunder a duly executed Instrument of Transfer in substantially the form of Exhibit "A" hereto.

                  b. Qualified Picture Specifications: For a Motion Picture to qualify as a Qualified Picture hereunder, such Motion Picture must fully satisfy each of the following:

                        (i) General. Be in color (using 35mm film) and sound, and in the English language;

                        (ii) Running Time. Have a running time of not less than 75 minutes (including main and end titles) and not more than the maximum running time, if any, specified in the DWA-approved Distribution Servicing Agreements;

                        (iii) Format / Production Value. Be an Animated Motion Picture or a Hybrid Motion Picture of comparable production values and animation quality on an overall basis as the Prior Pictures; provided, that if the proposed Motion Picture is a Hybrid Motion Picture, then such Motion Picture must be of comparable production values and animation quality as those Hybrid Motion Pictures previously released by Distributor (e.g. Small Soldiers) or previously released by senior management of DWA (e.g., Who Framed Roger Rabbit);

                        (iv) Rating. Qualify for a rating of "G", "PG" or "PG-13" (or equivalent substitute rating) from the Rating Code Administrator of the Motion Picture Association of America ("MPAA");

                        (v) Title. Have a title designated by DWA, subject only to legal requirements and clearance by the Title Registration Bureau of the MPAA;

                        (vi) Minimum Rights. The Distribution Rights owned or controlled by DWA or any controlled Affiliate that will be licensed to Distributor hereunder shall include, at a minimum, the following rights (collectively, the "Minimum Rights"): Theatrical Exhibition, Home Video Exhibition and Television Exhibition rights in the Domestic Territory or Theatrical Exhibition, Home Video Exhibition and Television Exhibition rights in not less than ten (10) of the Major International Territories (as identified on and adjusted in accordance with Schedule 2);

                        (vii) Minimum License Term. The Minimum Rights will be owned or controlled by DWA or any controlled Affiliate (and licensed to Distributor hereunder) for a period of not less than the full contemplated License Term for a "Qualified Picture", as set forth in Section 1.1. above (not taking into consideration any early termination);

                        (viii) Theatrical Release. The Motion Picture, at the time of its license to Distributor hereunder, is intended and available for initial Theatrical Exhibition in the Territory;

                        (ix) No Universal Rejection. Universal has not refused to provide fulfillment services in connection with the distribution of the Motion Picture in the Domestic Territory or to distribute the Motion Picture in a substantial portion of the International Territory pursuant to the terms of the Universal Agreement; and

                        (x) Rent-a-System Picture. The Motion Picture is not a Rent-a-System Picture.

Any disputes as to whether a Motion Picture satisfies each of the aforementioned specifications shall be subject to the provisions of Section 24 below.

                           c. Qualified DTV Productions Specifications: For a
Motion Picture to qualify as a Qualified DTV Production hereunder, such Motion Picture must fully satisfy each of the following:

                                    (i) General. Be in color and sound, and in
the English language;

                                    (ii) Resolution. Have a resolution equal to
or greater than D-5 high definition and filmed with an aspect ratio of 16:9;

                                    (iii) Running Time. Have a running time
between 70-75 minutes (including main and end titles);

                                    (iv) Format/Production Value. Be an Animated
Motion Picture or a Hybrid Motion Picture of comparable production values and animation quality on an overall basis as (A) Joseph: King of Dreams if the Animation Method is hand-drawn animation, (B) "Father of the Pride" television episodes if the Animation Method is computer generated animation, (C) "A Grand Day Out", "The Wrong Trousers" and "A Close Shave" shorts produced by Aardman Animations Limited if the Animation Method is stop-motion animation, and (D) other equivalent first-class DTV Productions in the marketplace and released by U.S. major motion picture studios if the Animation Method is any other form of animation;

                                    (v) Rating. Qualify or be capable of
qualifying for a rating of "G", "PG" or "PG-13" (or equivalent substitute rating) from the Rating Code Administrator of the MPAA;

                                    (vi) Title. Have a title designated by DWA,
subject only to legal requirements;

                                    (vii) Minimum Rights. The Distribution
Rights owned or controlled by DWA or any controlled Affiliate that will be licensed to Distributor hereunder shall include, at a minimum, Home Video Exhibition in the Domestic Territory ("Minimum DTV Rights");

                                    (viii) Minimum License Term. The Minimum DTV
Rights will be owned or controlled by DWA or any controlled Affiliate (and licensed to Distributor hereunder) for a period of not less than the full contemplated License Term for Qualified DTV Productions, as set forth in Section
1.1. above (not taking into consideration any early termination);

                                    (ix) Home Video Release. The Motion Picture
at the time of its license to Distributor hereunder, is intended and available for initial Home Video Exhibition in a portion of the Territory sufficient to satisfy Minimum DTV Rights;

                                    (x) No Universal Rejection. Universal has
not refused to provide fulfillment services in connection with the distribution of the Motion Picture in the Domestic Territory or a substantial portion of the International Territory pursuant to the terms of the Universal Agreement; and

                                    (xi) Rent-a-System Picture. The Motion
Picture is not a Rent-a-System Picture.

Any disputes as to whether a Motion Picture satisfies each of the aforementioned specifications shall be subject to the provisions of Section 24. below.

         SECTION 4. DISTRIBUTION

                  4.1 Obligation to Exploit: Distributor, during the applicable License Term for each Licensed Picture, shall have the right and obligation to advertise, publicize, promote, distribute and exploit each Licensed Picture and the applicable Distribution Rights thereto in accordance with Distributor's past practices used to service the distribution of comparable Prior Pictures, and to the extent, and as long as, applicable and a higher standard, each Licensed Picture shall be distributed consistent with Distributor's prevailing and commercially reasonable practices as applied generally to Motion Pictures produced or distributed by Distributor under similar circumstances in the applicable territories and media, in each case taking into account differences in production budgets, cast, genre, rating, prerelease audience surveys and test results, theatrical box office and other performance metrics, local tastes and other established factors that Distributor uses in good faith on a nondiscriminatory basis to make determinations in connection with the exploitation of Motion Pictures produced or distributed by Distributor, excluding in each case, any Motion Pictures produced or directed by Steven Spielberg. Distributor shall not have the right to decline to distribute a Licensed Picture hereunder if such action would constitute a breach under any DWA-approved Distribution Servicing Agreements, provided that Distributor shall be obligated to timely notify DWA of its intention not to distribute a Licensed Picture in a specific country in sufficient time to enable DWA to cause the distribution of such Licensed Picture on the date contemplated for initial release in the applicable country, or to promptly notify DWA following Distributor's receipt of notice from a party to a DWA-approved Distribution Servicing Agreement that such party does not intend to release such Licensed Picture in the applicable country. Notwithstanding the foregoing: (x) solely with respect to each Qualified Picture and any unexploited Distribution Rights to each Prior Picture, Distributor shall provide DWA with a minimum level of distribution support and services, including publicity, promotion, marketing and advertising support and services, comparable on an overall basis in quality, level, priority and quantity to the provision of distribution support and services provided in connection with the exploitation of Distribution Rights to the four (4) most recent Qualified Pictures (or until such time as there are four [4] Qualified Pictures, a combination of the four [4] most recent Qualified Pictures and Prior Pictures) initially released by Distributor for Theatrical Exhibition), taking into account differences in production budgets, cast, genre, rating, prerelease audience surveys and test results, theatrical box office and other performance metrics, local tastes and other established factors that Distributor uses in good faith on a nondiscriminatory basis to make determinations in connection with the exploitation of Motion Pictures produced or distributed by Distributor, excluding in each case, any Motion Pictures produced or directed by Steven Spielberg; provided, Distribution Expenses shall be determined in accordance with Section 5. below; and (y) solely with respect to each Qualified DTV Production, Distributor shall provide DWA with a minimum level of distribution support and services, including sales and marketing expenditures, comparable on an overall basis to such distribution support and services provided in connection with the Home Video Exhibition of DTV Productions produced or distributed by Distributor and for which Distributor projected (by using its then customary forecast methodology, including prospective retail orders) gross shipments of Video Devices equivalent to or substantially commensurate with projected gross shipments of Video Devices embodying the Qualified DTV Production.

                  In furtherance of the foregoing, and expressly subject to the applicable terms and conditions of the Universal Agreement in connection with Theatrical Exhibition in the International Territory and Home Video Exhibition in the Territory, Distributor shall:

                           a. Theatrical Distribution. In accordance with past
practices used to service the distribution of comparable Prior Pictures, timely prepare for the Domestic Territory and for the Major International Territories (as designated on Schedule 2) and such other countries as reasonably requested by DWA, a country-by-country marketing and distribution plan and budget for each Licensed Picture intended for initial Theatrical Exhibition, including proposed exhibition dates. Each marketing and distribution plan and budget shall be prepared in full consultation with DWA for DWA's approval; provided, however, Distributor and DWA shall mutually determine Distribution Expenses and in the event of disagreement regarding the budget and such Distribution Expenses, Distributor's decision shall prevail, subject in the case of each Qualified Picture to the requirements of Section 5. below. Distribution of each Licensed Picture shall be in accordance with the approved marketing and distribution plan and budget; it being acknowledged that such plans and budgets may require change due to the performance of each Licensed Picture. All material changes in the marketing and distribution plan and budget shall require DWA's approval; provided, however, in the event of any disagreement regarding any such change in the budget, Distributor's decision shall prevail subject to the requirements of
Section 5. below.

                           b. Home Video Distribution. In accordance with past
practices used to service the distribution of comparable Prior Pictures, timely prepare and recommend, in full consultation with DWA, distribution and marketing plans and budgets, product pricing and sales policies and all other elements of Distributor's distribution obligations hereunder as requested from time to time by DWA for DWA's approval; provided, however, Distributor and DWA shall mutually determine Home Video Distribution Expenses and in the event of disagreement regarding such Home Video Distribution Expenses, Distributor's decision shall prevail, subject to the requirements of Section 5. below. Propose, and upon DWA's timely approval, implement street date, pricing, period of availability and applicable sales, credit, rebate, bonus and return policies on behalf of DWA Video Devices. Recommendations shall be on a Licensed Picture-by-Licensed Picture, country-by-country basis and shall be subject to DWA's timely approval. Distributor shall procure, supervise and develop all artwork, ads, point of sale and any other sales or promotional materials, implement the usage thereof pursuant to the marketing plans approved by DWA, and update such materials from time to time as reasonably directed by DWA. Distributor's failure to strictly conform to the distribution and marketing plans and budgets shall not constitute a breach of this Agreement by Distributor.

                           c. Information. Subject to the requirements of
applicable law, timely provide to DWA all pertinent materials and Information with respect to the marketing and distribution of each Licensed Picture to enable DWA to timely exercise its consultation and approval rights hereunder. Such Information shall include:

                                    (i) All Information pertaining to the
Licensed Pictures to the extent such Information is available to Distributor, and all Information pertaining to the Licensed Pictures to the extent similar Information is available to Distributor with respect to Motion Pictures produced or distributed by Distributor;

                                    (ii) All Information pertaining to the
release of other Motion Pictures in the Territory to the extent such Information is available to Distributor, provided such Information shall not be furnished to DWA if in Distributor's good-faith business judgment, such disclosure would constitute a violation of any third party right, a violation of any applicable law, decree or government regulation, or an inappropriate business practice;

                                    (iii) All Information as to Motion Pictures
produced or distributed by Distributor, to the extent similar Information is available to Distributor with respect to the Licensed Pictures; provided such Information (A) shall only be furnished upon written request from DWA; (B) shall be restricted to Information required by DWA for a bona fide business purpose under this Agreement (e.g. optimal release scheduling, verification of most favorable terms as specified in this Agreement, including terms related to services, pricing, costs, comparable accounts and collection of revenue therefrom, etc.) and (C) shall not be furnished to DWA if in Distributor's good-faith business judgment, such disclosure would constitute a violation of any third party right, a violation of any applicable law, decree or government regulation, or an inappropriate business practice;

                                    (iv) All Information as to the Licensed
Pictures that is available to any Subdistributor from Distributor or all Information that Distributor receives from any Subdistributor (subject always to Section 4.1.c.(iii)(C));

                                    (v) All other Information as may be
reasonably required by DWA (subject always to Section 4.1.c.(iii)(C)), including trade association publications and reports (unless distribution to DWA is prohibited by such trade association), access to all data for each Licensed Picture on a country-by-country basis, daily box office reports, competitive release dates, advertising expenses, copies of all outsourced market surveys, updates and analysis, marketing reports (setting forth all marketing terms and conditions relating to DWA Video Devices), sales reports (setting forth sales of DWA Video Devices on a Licensed Picture-by-Licensed Picture, country-by-country basis, specifying quantity, price, rental or sell-through, and retail account), and expense reports (setting forth all expenses paid by Distributor comparing budgeted and actual expenses on a Licensed Picture-by-Licensed Picture and country-by-country basis), and legal reports or information (setting forth home video security interests imposed on third parties or reports of audits and the audit itself conducted directly or indirectly by Distributor, with respect to which Distributor, upon DWA's request, shall include DWA Licensed Pictures or Video Devices). The Information shall be provided to DWA consistent with the frequency and timeliness with which the Information (or similar material) is created by, or supplied to, Distributor or by Distributor to any Subdistributor, or otherwise as DWA shall reasonably request. If any Information provided by Distributor is insufficient or inadequate for DWA to exercise its approval rights, then Distributor shall provide additional or revised Information to the extent available, as DWA reasonably requests; and

                                    (vi) As used herein, "Information" shall
mean all tangible information, data, reports, agreements and other documents whether distributed on paper, electronically and/or through other means.

                                    (vii) Notwithstanding anything in this
Section 4.1.c. to the contrary, in no instance shall Information include (and Distributor shall not be required to provide) (A) internal financial information of Distributor not related to Licensed Pictures, or (B) Information that is not related to the exploitation and performance of Motion Pictures or the costs of distribution, or (C) Information that is withheld from Distributor or otherwise not available to Distributor under DWA-approved Distribution Servicing Agreements or DWA-approved Third Party Service Agreements, provided DWA shall have the right (at DWA's expense) to cause Distributor to take such reasonable action as DWA deems reasonably necessary to attempt to obtain such withheld Information.

                                    (viii) If Distributor is required to incur
any new additional direct-out-of-pocket costs or expenses (of which Distributor notifies DWA in advance) solely in order to furnish any additional information that heretofore was not provided by Distributor in connection with the distribution of the Prior Pictures, or to furnish information more frequently or expeditiously than such information is customarily supplied with respect to the Licensed Pictures or Motion Pictures produced or distributed by Distributor, Distributor shall not be required to furnish such information, or to furnish such information more frequently or expeditiously, as applicable, unless DWA preapproves such costs and expenses and agrees to reimburse Distributor therefor (subject to appropriate reduction, to be mutually agreed, if and to the extent Distributor uses such additional information, or increase in the frequency of supplying such information, or the expediting of such information in connection with the exploitation of other Motion Pictures produced or distributed by Distributor).

                  4.2 Distribution Approvals and Controls: Notwithstanding anything in this Agreement to the contrary, all DWA approvals and controls in this Agreement with respect to Theatrical Exhibition in the International Territory and Home Video Exhibition in the Territory are expressly subject to the terms and conditions of the Universal Agreement. For the avoidance of doubt, to the extent either (a) Distributor is not contractually entitled to exercise certain approvals or controls over the activities of Universal; or (b) if, as a matter of custom and practice and historical course of dealing, Distributor does not exercise certain approval or controls to which it is contractually entitled under the Universal Agreement, Distributor shall not be required to attempt to amend the Universal Agreement to expand its contractual approval or control rights to be consistent with those set forth herein, nor shall Distributor be required to alter its custom and practice and historical course of dealing with Universal under the Universal Agreement to comply with the approvals and controls afforded to DWA hereunder. In either event, Distributor's only obligation to DWA with respect thereto shall be to exercise its contractual rights with respect to the Licensed Pictures in accordance with Distributor's past practices used to service the distribution of comparable Prior Pictures, and to the extent, and as long as, applicable in a manner consistent with the exercise of such rights with respect to comparable Motion Pictures produced or released by Distributor under similar circumstances in the applicable territories.

                           a. Release Date/Theatrical Exhibition: DWA shall have
the right to designate and approve the initial Theatrical Exhibition release date ("Release Date") for each Qualified Picture in the Domestic Territory and shall approve the Release Date for each Qualified Picture in each of the Major International Territories (it being agreed that Release Dates already scheduled by Distributor for any Qualified Pictures as of the Effective Date are preapproved by DWA), provided, however, if not more than two (2) Qualified Pictures are scheduled for initial Theatrical Exhibition in the Domestic Territory within a calendar year, then DWA shall not schedule more than one Release Date in the Domestic Territory during each of (i) the annual holiday period (between November 1st and December 31st) and (ii) the summer period (between May 15th and September 15th). If DWA schedules more than two (2) Qualified Pictures for initial Theatrical Exhibition in the Domestic Territory within a calendar year, the additional Release Date(s) shall be mutually approved by Distributor and DWA taking into consideration the following periods, which historically have generated optimal theater box office performance: (i) spring; (ii) mid-May through May 31st; (iii) late June through early July; (iv) early October; and (v) mid-November. DWA shall keep Distributor fully advised of the anticipated Delivery Date of each Qualified Picture and shall provide Distributor with not less than twelve (12) months prior notice of the designated Release Date in the Domestic Territory. Release Dates are subject to postponement and extension due to events of Force Majeure or DWA implemented creative changes that delay Delivery of the Qualified Picture or otherwise substantially and materially affect the orderly release schedule of the Qualified Picture. In the event a Release Date is postponed due to an event of Force Majeure or creative changes, DWA shall propose two (2) alternative Release Dates that shall not cause Distributor to be in breach of the holdback restrictions set forth in Section 4.2.c. below as they pertain to any theatrical Motion Picture then scheduled for Theatrical Exhibition by Distributor. Distributor shall have the option of selecting either Release Date and scheduling the Picture for Theatrical Exhibition on such Release Date.

                           b. Release Dates/Home Video Exhibition: DWA shall
have the right to designate and approve the dates ("HV Release Dates") on which Video Devices embodying the Qualified Pictures, Qualified DTV Productions and any Prior Pictures that have not yet had their initial HV Release Dates are made available for Home Video Exhibition in the Domestic Territory and shall approve the HV Release Dates in each of the Major International Territories (it being agreed that HV Release Dates already scheduled as of the Effective Date by Distributor for any Qualified Pictures, Qualified DTV Productions or Prior Pictures subject to this Section 4.2.b. are hereby preapproved by DWA). DWA shall provide Distributor with not less than twelve (12) months notice of the provisional HV Release Date in the Domestic Territory and in each of the Major International Territories for each Qualified Picture, Qualified DTV Production and Prior Picture subject to this Section 4.2.b. (or such shorter period if the provisional HV Release Date is within twelve [12] months from the Effective
Date). Distributor shall be kept fully informed of any proposed or scheduled change in any provisional HV Release Date and shall receive not less than four
(4) months notice of the designated HV Release Date in the Domestic Territory and in each of the Major International Territories. HV Release Dates are subject to postponement and extension due to Events of Force Majeure that delay the production, manufacturing, duplication or replication of the applicable Video Devices or otherwise substantially and materially affect any scheduled HV Release Dates.

                           c. Holdbacks: As additional consideration for the
Distribution Rights: (i) Distributor agrees not to commence or authorize the commencement of the initial Theatrical Exhibition of any "Similar Theatrical Motion Picture" in the Domestic Territory and in each of the Major International Territories during the period one (1) week either side of the applicable Release Date of each Qualified Picture in the Domestic Territory and in each of the Major International Territories, respectively; and (ii) Distributor agrees not to commence or authorize the commencement of the initial Home Video Exhibition of any Similar Theatrical Motion Picture or "Similar DTV Production" in the Domestic Territory and in each of the Major International Territories during the "HV Release Week" in which the applicable HV Release Date occurs for each Qualified Picture or each Qualified DTV Production in the Domestic Territory and in each of the Major International Territories. HV Release Week with respect to HV Release Dates shall mean the period Monday through Sunday, inclusive. Similar Theatrical Motion Picture shall mean any theatrical Motion Picture rated "PG" or a less restrictive rating. Similar DTV Production shall mean any DTV Production that is rated (or is capable of obtaining a) "PG" or less restrictive rating. One week either side of the applicable Release Date shall mean seven (7) days before and seven (7) days after, without including the applicable Release Date in the seven (7) day period, e.g., release on a Friday, May 28th would preclude a release on Friday May 21st and Friday June 4th. DWA acknowledges that in certain countries within the International Territory, such holdback restrictions may be inappropriate or impracticable to enforce due to differences in ratings' categories, or the contractual rights of third parties pursuant to DWA-approved Distribution Servicing Agreements or DWA-approved Third Party Service Agreements, or the inability of Distributor to enforce such holdbacks because of established custom and practice and historical course of dealing under DWA-approved Distribution Servicing Agreements or DWA-approved Third Party Services Agreements, as applicable. In such event, Distributor shall keep DWA fully informed of all proposed release dates for its Similar Theatrical Motion Pictures and Similar DTV Productions, if applicable, to enable DWA to schedule Release Dates and HV Release Dates for its Qualified Pictures and Qualified DTV Productions in the International Territory. In addition, DWA further acknowledges that the holdback restrictions applicable to the HV Release Date in the Domestic Territory may be inappropriate or impracticable to enforce because of the contractual rights of third parties pursuant to DWA-approved Distribution Servicing Agreements or DWA-approved Third Party Service Agreements, as applicable, or the inability of Distributor to enforce such holdbacks because of established custom and practice and historical course of dealing under DWA-approved Distribution Servicing Agreements or DWA-approved Third Party Service Agreements, as applicable. In such event, Distributor shall keep DWA fully informed of all proposed home video release dates for its Similar Theatrical Motion Pictures and Similar DTV Productions, if applicable, to enable DWA to schedule HV Release Dates for its Qualified Pictures and Qualified DTV Productions in the Domestic Territory. Notwithstanding the foregoing, in the event Distributor designates and notifies DWA in accordance with Section 34. below as to a planned release date for the initial Theatrical Exhibition or initial Home Video Exhibition, as applicable, of one of its Similar Theatrical Motion Pictures or Similar DTV Productions in either the Domestic Territory or the International Territory, as applicable, prior to DWA designating a Release Date or HV Release Date, as applicable, for a Qualified Picture or Qualified DTV Production in such territory(ies), (i) Distributor shall not be required to change a previously designated release date(s) for its Similar Theatrical Motion Picture or Similar DTV Production and the initial release by Distributor during the above described holdback periods of any such Similar Theatrical Motion Picture or Similar DTV Production shall not violate the provisions of this Section 4.2.c. and or otherwise constitute a breach of this Agreement by Distributor; and (ii) DWA shall not schedule a Release Date for a Qualified Picture on the "weekend" of such Release Date or schedule a HV Release Date for a Qualified Picture or Qualified DTV Production, as applicable, during the applicable HV Release Week. Weekend for purposes of scheduling a Release Date shall mean the period Wednesday through Sunday, inclusive, encompassing the Release Date.

                           d. No Editing: Except as set forth below and subject
to each DWA-approved Distribution Servicing Agreement and DWA-approved Third Party Service Agreement, Distributor shall not have the right to cut, alter, edit or change any Licensed Picture (or its title) for United States English language Theatrical Exhibition (except in order to secure the required rating) without the prior consent of DWA. Subject to any third party contractual restrictions and applicable guild requirements, Distributor may alter or edit each Licensed Picture and its title solely to the extent necessary to comply with (i) import, censorship or legal requirements in each country or region in the Territory, and (ii) further subject to DWA's prior approval in each case (a) to comply with applicable distribution or exhibition requirements in each country or region in the Territory, (b) to meet television or other exhibition standards and practices or requirements, (c) to satisfy running time requirements, including the insertion of commercial breaks, and (d) subject to
Section 8.9.d. below, to make foreign language dubbed or subtitled versions. DWA shall have first opportunity to alter or edit each Licensed Picture and shall exercise its approval rights hereunder in a manner not to frustrate the exploitation of all Distribution Rights licensed to Distributor hereunder. Nothing herein shall require Distributor or any Subdistributor to violate any applicable law, or governmental regulation anywhere in the Territory. In no event shall Distributor delete contractual credits or the Licensed Picture's copyright notice.

                           e. Cuts/Previews: DWA shall have the right to preview
and screen each Licensed Picture and to cut, alter, edit or change each Licensed Picture as DWA determines in its sole discretion. Upon reasonable prior written notice, Distributor shall be obligated to obtain the theaters designated by DWA for each preview and shall advance all actual, direct out-of-pocket costs, charges and expenses incurred in connection with such previews. Distributor shall be entitled to recoup such preview costs, charges and expenses as Distribution Expenses. A reasonable number of Distributor's distribution and marketing executives and personnel shall be entitled to attend each preview.

                           f. Theatrical Exhibition. For each Licensed Picture,
if and to the extent Theatrical Exhibition is licensed to Distributor hereunder, DWA shall have the right to timely approve: the initial period of Theatrical Exhibition of each Licensed Picture in each country in the Territory; any re-release; the withdrawal or withholding of any Licensed Picture from Theatrical Exhibition; marketing plans, distribution plans; the dates and terms of initial bookings of the Licensed Pictures; any decision to create, and any final version of, any altered versions of any Licensed Pictures; distribution and release patterns; dubbing and subtitling; theaters and circuits, including the selection and number of theaters and screens in the Domestic Territory and the Major International Territories; suppliers, vendors and service providers; laboratories; the placement of the Licensed Pictures in film festivals; and the date, nature, number, location and guest list of all premieres and advanced screenings.

With respect to the Domestic Territory, DWA's approval rights shall include the deal parameters to be established with exhibitors and circuits, such as minimum engagement length, percentage splits, floors and minimums, number of prints, screens and daily showings for multi-screen venues, auditorium selection, etc. Thereafter, Distributor shall have the right to enter into exhibition booking contracts with exhibitors on terms no less favorable to Distributor than the DWA-approved deal parameters. DWA shall have the right to approve any non-conforming exhibition booking contracts.

                           g. Home Video Exhibition. For each Licensed Picture,
if and to the extent Home Video Exhibition is licensed to Distributor hereunder, DWA shall have the right to approve: distribution and marketing plans; product pricing and sales policies; street date, period of availability and applicable sales, credit, rebate, bonus and return policies; packaging; arrangement with third party suppliers, such as laboratory, dubbing, duplication, manufacturing, advertising, marketing, publicity and packaging arrangements, printers, designers, production houses and related vendors and suppliers; and compression and authoring. DWA shall be solely responsible for the creation, production and timely delivery to Distributor of all bonus material.

                           h. Television Exhibition. For each Licensed Picture,
if and to the extent Television Exhibition is licensed to Distributor hereunder, DWA shall have the right to approve: the terms of all licenses, including barter arrangements, any advertising and/or promotional material extracting or excerpting any portion of a Licensed Picture.

                           i. Multiple Pictures Agreements. DWA shall have the
right to approve any joint, multiple pictures or package sales or licenses that include one or more Licensed Pictures. Distributor shall fully consult with DWA prior to commencing negotiations for any such sales or licenses.

                           j. Outright Sales. No Outright Sale of any
Distribution Rights is permitted hereunder without DWA's prior consent.

                           k. Exercise of DWA Approvals: Notwithstanding
anything to the contrary contained in this Agreement, including this Section 4, once DWA provides its approval over a certain matter (whether related to an agreement, deal parameters, release methodology, release date, release pattern, budget, edit, cut, preview, version, sales policy, supplier, marketing or promotional campaign, or otherwise), Distributor shall have the right to fully rely on such approval (unless prior to such reliance DWA notifies Distributor in accordance with Section 34. below that such approval is withdrawn), and Distributor shall not be deemed in breach of this Agreement for any act or omission of Distributor (or any Affiliate, Subdistributor or licensee) that is materially consistent with any approval provided by DWA.

                  4.3 Advertising and Credits: To the extent credits are used in publicity and advertising under the control of Distributor in connection with a Licensed Picture, Distributor agrees to accord credit to those Persons to which DWA is contractually obligated to accord credit, in such form as DWA may direct consistent with applicable guild and union requirements; provided, credits for each Licensed Picture shall include all credits required pursuant to the DWA-approved Distribution Servicing Agreements and DWA-approved Third Party Service Agreements. Distributor agrees to honor and to use commercially reasonable best efforts to cause to its Subdistributors and licensees to honor and comply with all such contractual credit obligations. Subject to Section 19. below, Distributor shall not alter the credits on the Licensed Pictures without DWA's prior written approval.

                  4.4 Trailers and Publicity Materials: Distributor shall be solely responsible for the creation and preparation of all theatrical and home video trailers and television spots, and all other advertising, marketing, publicity and promotional materials ("Marketing Materials") for the Licensed Pictures. All basic Marketing Materials, including all key-art, creative campaigns and content thereof, coop media plans and advertising, media buys, ads, point of sale and any other sales and promotional materials, and all communications to the press and press releases, shall be submitted to DWA for its timely suggestions and approvals. Distributor shall not be liable for any losses, claims or damages suffered by DWA as a direct result of DWA's failure to timely provide such suggestions and approvals. Distributor agrees that DWA shall have the right to access and use such Marketing Materials, without charge, for such use as DWA may reasonably request in connection with its reporting to investors, institutional publicity and similar matters and in connection with exploitation of the Retained Rights; provided, that DWA shall reimburse Distributor for the direct incremental costs of additional copies of such Marketing Materials arising from such request that Distributor would not otherwise have incurred. Distributor shall secure copyright in the name of DWA and Distributor (or a Distributor Affiliate designated by Distributor) for Marketing Materials prepared by Distributor and/or any Distributor Affiliate for any Licensed Picture. DWA retains the exclusive right to produce and exploit documentary films and other Motion Pictures relating to DWA or to the Licensed Pictures, including "making of" and "behind the scenes" productions or programming relating to the Licensed Pictures and to incorporate excerpts from the Licensed Pictures therein. Notwithstanding the foregoing: (i) Distributor may authorize the production of so-called "specials" or other similar audio-visual productions as part of its promotional arrangements with media companies (such as MTV International) provided, DWA shall have the right to approve the content of such productions; and (ii) if any DWA-approved Distribution Servicing Agreement or DWA-approved Third Party Service Agreement requires Distributor to deliver and license any such productions to a third party, DWA shall produce and deliver such productions to Distributor for delivery and license pursuant to the terms of such DWA-approved Distribution Servicing Agreement or DWA-approved Third Party Service Agreement. DWA shall approve the use of trailers from the Licensed Pictures on other Motion Pictures distributed by Distributor.

                  4.5 Marketing Restrictions: Without DWA's prior consent, Distributor shall not engage in any cross-marketing, cross-promotion, cross-merchandising, joint advertising, joint marketing, Commercial Tie-In and Promotional Rights arrangements, product placement or joint distribution activities (including with respect to home video incentive programs or home video marketing programs) (collectively "Cross-Promotional Campaigns") in connection with any element of a Licensed Picture and any other Motion Picture or product owned or distributed by Distributor or by any third party. Notwithstanding the foregoing, Distributor, its Subdistributors and licensees shall have the right (i) to include the Licensed Pictures in Cross-Promotional Campaigns consistent with prior distribution practices, e.g., marketing reels, trade conventions and trade promotions such as those involving the Prior Pictures, and (ii) to employ Cross-Promotional Campaigns solely in connection with two (2) or more Licensed Pictures. In addition to the foregoing, Distributor shall not use any elements or characters from the Licensed Pictures for Distributor's corporate promotional purposes or to advertise or promote any business or activity of the Distributor not directly related to the Licensed Pictures without DWA's prior written approval.

                  4.6 Subdistribution:

                           a. Distributor may distribute the Licensed Pictures
either directly, through Distributor Affiliates or subject to DWA's prior written approval (not to be unreasonably withheld) in each instance, through Subdistributors and licensees; provided that Distributor agrees that it will not engage a Subdistributor or licensee for the initial general theatrical release of any Licensed Picture in the United States, except as provided in Section 17.(b) below. The Subdistributors and licensees listed on Schedule 1 are preapproved by DWA. If, pursuant to a DWA-approved Distribution Servicing Agreement, a Licensed Picture is not designated for distribution in any portion of the Territory (e.g., is determined not to be financially viable for release in a specific country), Distributor shall attempt in good faith to engage a substitute Subdistributor or licensee to distribute the Licensed Picture in the applicable portion of the Territory; provided, however, the terms of such Distribution Servicing Agreement shall be subject to DWA's prior approval.

                           b. DWA shall have the right to approve the duration
and terms of any and all Subdistribution and license agreements entered into by Distributor, whether with a Distributor Affiliate or any other Person. Subject to Section 4.13. below, the CJ Agreement, the Kadokawa Agreement, the Universal Agreement and the Distribution Servicing Agreements with Subdistributors and licensees listed on Schedule 1 are preapproved by DWA.

                           c. For the avoidance of doubt, no breach by a
Subdistributor or licensee (or any successor to any Subdistributor or licensee) of any DWA-approved Distribution Servicing Agreement shall constitute a breach by Distributor of this Agreement; provided, however, DWA shall have the right to take such action as set forth in Section 4.13 below with respect to such breach by a Subdistributor or licensee.

                  4.7 Costs of Distribution: Except as expressly provided herein, including Section 5.2 with respect to Additional Distribution Expenses and Section 6.2 with respect to Residuals and Contingent Compensation, Distributor shall be solely responsible for advancing all costs of advertising, promoting, marketing and distributing the Licensed Pictures, including all distribution fees paid to Subdistributors and all Distribution Expenses.

                  4.8 DWA Consultation Rights: Distributor shall fully consult with and give due consideration to the reasonable requests of DWA concerning advertising, marketing, publicity and distribution matters in connection with each Licensed Picture. The foregoing consultation rights and conditions are in addition to and do not derogate, impair, restrict or otherwise adversely affect any of DWA's approvals and controls set forth in this Agreement. All distribution and licensing arrangements with respect to the Licensed Pictures shall be made in a manner consistent with Distributor's good faith business practices as applied generally to comparable Motion Pictures produced or distributed by Distributor under similar circumstances in the applicable territories and media, taking into account differences in production budgets, cast, genre, rating, prerelease audience surveys and test results, theatrical box office and other performance metrics, local tastes and other established factors that Distributor uses in good faith on a nondiscriminatory basis to make determinations in connection with the exploitation of Motion Pictures produced or distributed by Distributor, excluding in each case, any Motion Pictures directed by Steven Spielberg.

                  4.9 DWA Distribution Representative: DWA shall have the right to appoint one or more individuals to serve as a distribution representative (the "DWA Representative[s]") to: (i) monitor the marketing and distribution of the Licensed Pictures and the expenditure of Distribution Expenses; (ii) access and review Distributor's books and records relating to the marketing and distribution of the Licensed Pictures; (iii) monitor Distributor's compliance with DWA's approvals, consultation rights, designations and controls; (iv) meet regularly with Distributor's marketing and distribution personnel; (v) attend regularly scheduled marketing meetings related to the Licensed Pictures; and
(vi) engage in related activities. Distributor will provide DWA Representatives with periodic briefings on marketing matters and upon request, shall provide DWA Representatives with full and complete information relating to anticipated Gross Receipts, marketing costs and budgets, expenditures of Distribution Expenses and market research studies relating to the Licensed Pictures. Distributor shall provide the DWA Representatives with suitable offices at Distributor's company facilities without charge to DWA. DWA shall be solely responsible for the salary, fringes and expenses of the DWA Representatives. DWA shall not appoint more than five (5) individuals to concurrently serve as the DWA Representatives without obtaining Distributor's prior consent.

                  4.10 Direct Access to Personnel. DWA and the DWA Representatives shall have the right to access and to communicate directly with
(i) all of Distributor's officers, management staff and employees engaged in any aspect of the marketing, distribution, licensing and exhibition of the Licensed Pictures or exercise of the Distribution Rights anywhere in the Territory, and
(ii) to the same extent as Distributor and subject to the terms of each applicable DWA-approved Distribution Servicing Agreement or DWA-approved Third Party Service Agreement, as applicable, all officers, management staff and employees of Subdistributors, licensees or third party service providers engaged in any aspect of marketing, distribution, licensing and exhibition of the Licensed Pictures or exercise of the Distribution Rights anywhere in the Territory, including in each case any personnel or representatives based in local, regional or international exchanges or offices in all regions of the Domestic Territory and in each country in the International Territory (collectively "Distribution Personnel"). Distributor shall endeavor to cause the Distribution Personnel (x) to be available to consult with DWA and the DWA Representatives at reasonable times for purposes of formulating, coordinating and implementing the marketing, distribution, licensing, exhibition and other exploitation plans and strategies pertaining to the Licensed Pictures, (y) to cooperate fully with DWA and the DWA Representatives and (z) to provide DWA with all Information available to such Distribution Personnel pursuant (and subject) to Section 4.1.c. DWA will endeavor in good faith to keep Distributor fully informed of, and involved in, all direct communications with Subdistributors, licensees or third party service providers.

                  4.11 Vendor/Supplier Arrangements: Distributor shall have the right and (to the extent entitled to do so pursuant to the applicable third-Person contracts) obligation to cause the Licensed Pictures to be included in any DWA-approved Third Party Service Agreement.

DWA shall have the right of prior reasonable approval of the duration and terms of each Third Party Service Agreement as they pertain to the Licensed Pictures. The Third Party Service Agreements (and the duration and terms thereof) listed on Schedule 5 are preapproved by DWA. Any amendment or modification of a DWA-approved Third Party Service Agreement that materially affects one or more Licensed Pictures, and any extension of a DWA-approved Third Party Service Agreement that includes one or more Licensed Pictures shall require DWA's prior written approval. Subject to the foregoing, the Licensed Pictures shall be included in such DWA-approved Third Party Service Agreements on a non-discriminatory basis as compared to comparable Motion Pictures produced or distributed by Distributor under similar circumstances in the applicable territories, excluding only Motion Pictures directed or produced by Steven Spielberg. Any allocations between Distributor's Motion Pictures and the Licensed Pictures shall be made in accordance with and pursuant to Section 8.5.c. below.

                  4.12 Distribution Arrangements: Subject to the terms and conditions of the Universal Agreement (but only in connection with Theatrical Exhibition in the International Territory and Home Video Exhibition in the Territory), Distributor will use its commercially reasonable best efforts to cause all business arrangements between Distributor and (i) exhibitors or circuits, (ii) retailers, wholesalers or intermediary suppliers of Video Devices, or (iii) television licensees, pertaining in whole or in part to the Licensed Pictures to be no less favorable generally than the terms and conditions applicable to Motion Pictures produced or distributed by Distributor, which generate (or at the time such business relationship[s] were made, were projected based on established forecast methodology to generate) comparable theatrical box office revenue or otherwise produce comparable revenue under similar circumstances in the applicable territories. All such business arrangements shall be applied to the Licensed Pictures on a nondiscriminatory basis. Motion Pictures directed or produced by Steven Spielberg are excluded from the foregoing requirements, as are premiums, or other consideration applicable to specific categories of Motion Pictures set forth in any DWA-approved Distribution Servicing Agreements or DWA-approved Third Party Service Agreements, as applicable. Distributor shall not be in breach of this Agreement if it is unable to (x) obtain the number of theaters or screens designated by DWA or obtain orders or other terms for the number of Video Devices designated by DWA, or (y) obtain comparable terms for television licenses pertaining to the Licensed Pictures, provided Distributor used its commercially reasonable best efforts commensurate with its past conduct and practices in distributing comparable Prior Pictures to obtain the foregoing designated objectives in each case.

                  4.13 Distribution Servicing Agreement: Distributor shall have the right to enter into Distribution Servicing Agreements and to include the Licensed Pictures in any such arrangement; provided subject to Section 7.5. below, DWA shall have the right of prior reasonable approval of the duration and terms of each Distribution Servicing Agreement as it pertains to the Licensed Pictures. DWA hereby approves the CJ Agreement, the Kadokawa Agreement, the Universal Agreement and the Distribution Servicing Agreements listed on Schedule 1, including the duration and terms of each such Distribution Servicing Agreement. Any amendment or modification of a DWA-approved Distribution Servicing Agreement that materially affects one or more Licensed Pictures, and any extension of a DWA-approved Distribution Servicing Agreement that includes one or more Licensed Pictures shall require DWA's prior written approval. Distributor shall not be responsible for any third party breach of a DWA-approved Distribution Servicing Agreement; provided that any claims, losses or causes of action (collectively "Claims") arising from such breach and related to a Licensed Picture shall, subject to the terms of the applicable DWA-approved Distribution Servicing Agreement, be assigned to DWA, or DWA shall have the right (at DWA's expense) to cause Distributor to take such action as DWA deems reasonably necessary to resolve such Claims. Distributor shall notify DWA of any breach or alleged breach of any DWA-approved Distribution Servicing Agreement and any bankruptcy filings of any party to a DWA-approved Distribution Servicing Agreement, promptly following Distributor becoming aware of any such event. Any recoveries (net of expenses) from the prosecution or settlement of any Claims that would have been accounted for pursuant to the terms of a DWA-approved Distribution Servicing Agreement shall be included in Gross Receipts, provided no Distribution Fees shall be charged on any recoveries (e.g. punitive damages) that would not otherwise constitute revenue derived from distribution of the Licensed Pictures. In connection with each Licensed Picture and subject to the terms of each DWA-approved Distribution Servicing Agreement, DWA and Distributor shall jointly exercise any approval and consultation rights available to Distributor under such DWA-approved Distribution Servicing Agreement; provided, the foregoing shall not impair, restrict or derogate from the rights of Distributor as set forth in this Agreement, including Distributor's right to mutually approve (and its tie-breaker rights with respect to) Distribution Expenses hereunder. In connection with each Licensed Picture and subject to the terms of each DWA-approved Distribution Servicing Agreement; (i) in accordance with Section 4.10 above, DWA shall have the right to communicate directly with, and have full access to, all officers, appropriate management employees, staff and personnel engaged in any aspect of distribution as provided to Distributor under each DWA-approved Distribution Servicing Agreement; (ii) DWA shall receive in a timely fashion all distribution information and other materials pertaining in whole or in part to the Licensed Pictures that are received by Distributor from Subdistributors and other parties to the DWA-approved Distribution Servicing Agreements; and (iii) Distributor, in the exercise of its good faith business discretion, shall use commercially reasonable best efforts to audit the accountings or financial records provided or available under each DWA-approved Distribution Servicing Agreement and the reasonable out-of-pocket audit costs shall be charged as Distribution Expenses hereunder; provided, in the event such audit involves one or more Licensed Pictures and other Motion Pictures produced or distributed by Distributor, DWA shall only bear its proportionate share of the costs thereof. Distributor shall have the right to appropriately redact from any information provided to DWA under this Agreement (including under this Section 4.13) information relating to any Motion Pictures other than the Licensed Pictures. The foregoing does not limit Distributor's obligation to issue Payment Reports, Interim Reports or make payments to DWA, as more fully set forth in Section 8.6. DWA shall cooperate with Distributor and, at Distributor's request and expense, shall take such actions that are reasonably necessary or desirable to ensure that Distributor is able to perform its obligations relating to the Licensed Pictures under the DWA-approved Distribution Servicing Agreements and the DWA-approved Third Party Service Agreements.

                  4.14 Exploitation of Commercial Tie-In and Promotional Rights:
DWA retains the right to exploit Commercial Tie-In and Promotional Rights in connection with each Licensed Picture; provided, that in furtherance of Distributor's exploitation of the Distribution Rights, DWA shall undertake commercially reasonable efforts in full consultation with Distributor to consummate Commercial Tie-In and Promotional Rights arrangements for each Licensed Picture. In addition to the foregoing, DWA shall undertake to consummate Commercial Tie-In and Promotional Rights arrangements for each Qualified Picture that on an overall basis shall be consistent with the marketing and promotion of the four (4) most recent Qualified Pictures (or until such time as there are four [4] Qualified Pictures, a combination of the four [4] most recent Qualified Pictures and Prior Pictures). Notwithstanding DWA's retention of Commercial Tie-In and Promotional Rights, DWA acknowledges that in connection with Theatrical Exhibition in the International Territory and Home Video Exhibition, Distributor, its Subdistributors and licensees shall have the right to negotiate and consummate Commercial Tie-In and Promotional Rights arrangements for each Licensed Picture on a country-by-country or regional basis, provided that Distributor, its Subdistributors and licensees shall be obligated to obtain DWA's prior written approval of any such Commercial Tie-In and Promotional Rights arrangements, which approval shall not be unreasonably withheld. Distributor shall endeavor in good faith, and commensurate with its past conduct and practices in distributing comparable Prior Pictures, to cause such arrangements to be on an overall basis comparable to the marketing and promotion of the four (4) most recent Prior Pictures and in each case, subject to the prior Commercial Tie-In and Promotional Rights arrangements consummated by DWA in connection with the applicable Licensed Picture. Any amounts received by Distributor pursuant to arrangements entered into by Distributor in connection with such Commercial Tie-In and Promotional Rights arrangements shall be deemed Gross Receipts.

                  4.15 Exploitation of Theme Park Rights: Notwithstanding DWA's retention of Theme Park Rights hereunder, DWA acknowledges and confirms that as and to the extent DWA owns or controls Theme Park Rights to Licensed Pictures, such rights are subject to the terms and conditions of Exhibit D to the Universal Agreement. DWA consents to the terms and conditions of Exhibit D to the Universal Agreement insofar as they pertain to the Licensed Pictures, provided that (i) Distributor's exercise of all rights, approvals and controls pertaining to the Licensed Pictures and granted to or retained by Distributor pursuant to the terms of said Exhibit D shall be subject to DWA's prior approval (not to be unreasonably withheld) and (ii) the financial and other benefits derived by Distributor thereunder from exploitation of Theme Park Rights to any Licensed Picture shall inure to the account of DWA as provided herein. Commencing on the Effective Date, any exclusivity fee or other form(s) of advance payments not directly related to an Eligible DW Property (as defined in Exhibit D to the Universal Agreement), or any element thereof, shall be prorated (for any year including the Effective Date), and thereafter apportioned and payable as follows: (i) 10% thereof to each of Distributor and DWA as consideration for the exclusive rights granted pursuant to said Exhibit D; (ii) the remaining 80% to Distributor and DWA, as applicable, calculated for each year of the term of said Exhibit D in proportion to the total annual additional fees earned and attributable to Eligible DW Properties of Distributor and Eligible DW Properties of DWA. For the avoidance of doubt, no amounts paid or payable to Distributor or DWA pursuant to this Section 4.15 shall constitute Gross Receipts.

                  4.16 MPAA Rating: Distributor shall be responsible for obtaining the MPAA rating certificate, if applicable, for each Licensed Picture and MPAA title clearances on DWA's behalf in connection with each Licensed Picture. DWA shall cooperate with and assist Distributor in obtaining the MPAA rating certificate and clearing the title for each Licensed Picture. Such cooperation and assistance shall be at DWA's sole cost and expense.

         SECTION 5. DISTRIBUTION EXPENSES -- APPROVALS AND CONTROLS

                  5.1 Expenditure Commitment: Distributor and DWA shall mutually determine the amount of Distribution Expenses to be incurred with respect to (i) the initial Theatrical Exhibition of each Licensed Picture in the Domestic Territory and in each of the Major International Territories, including all print and trailer costs, advertising campaign creation costs, media buys, including remainder media buys, and (ii) the initial Home Video Exhibition of each Licensed Picture in the Domestic Territory and in each of the Major International Territories; provided that in the event of disagreement, Distributor's decisions shall prevail. Notwithstanding the foregoing, unless otherwise agreed between Distributor and DWA, the aggregate amount of Distribution Expenses to be incurred by Distributor to release each Qualified Picture hereunder throughout the Territory for initial Theatrical Exhibition and initial Home Video Exhibition shall not be less than eighty percent (80%) of the average amount of Distribution Expenses incurred by Distributor to release the four (4) most recent Qualified Pictures (or until such time as there are four [4] Qualified Pictures, a combination of the four [4] most recent Qualified Pictures and Prior Pictures) throughout the Territory for initial Theatrical Exhibition and initial Home Video Exhibition (such amounts, "Minimum Distribution Expenses"); provided, however, that the Minimum Distribution Expenses may be adjusted by Distributor on a Qualified Picture-by-Qualified Picture basis taking into consideration (i) the Domestic Territory and International Territory box office performance of the two (2) most recent Qualified Pictures (or until such time as there are two [2] Qualified Pictures, a combination of the two [2] most recent Qualified Pictures and Prior Pictures) released by Distributor, (ii) the Distribution Rights available for exploitation and the portion of the Territory for which such Distribution Rights have been obtained (i.e., Minimum Distribution Expenses shall be reduced to the extent Distributor has not obtained all Distribution Rights from which Gross Receipts are derived in the entire Territory), (iii) minimum release requirements set forth in applicable DWA-approved Distribution Servicing Agreements, (iv) the prerelease forecast for the applicable Qualified Picture, (v) post release performance of the Qualified Picture, (vi) Distributor's projections for gross shipments of Video Devices embodying the Qualified Picture and (vii) Distributor's good faith business judgment based on empirical projections and established forecast methodology that Gross Receipts will be less than the cumulative Distribution Fee and Distribution Expenses for the applicable Qualified Picture. The aggregate amount of Distribution Expenses to be incurred by Distributor to release each Qualified DTV Production throughout the Territory shall be determined in accordance with Section 4.1. above.

                  5.2 DWA Distribution Expenses: In the event DWA determines in its good faith business judgment that Gross Receipts of a Licensed Picture will be materially enhanced by expending additional Distribution Expenses in excess of the amount determined pursuant to Section 5.1., then DWA may cause Distributor to expend such additional Distribution Expenses ("Additional Distribution Expenses"), provided that DWA shall be solely responsible for all Additional Distribution Expenses and shall pay to Distributor all Additional Distribution Expenses in advance of Distributor incurring such Additional Distribution Expenses. If DWA does not promptly advance such amounts, Distributor shall have the right, but not the obligation, to incur such Additional Distribution Expenses, and DWA shall reimburse Distributor for such Additional Distribution Expenses within five (5) Business Days after receipt of Distributor's invoice therefor. If such amount remains unpaid ten (10) Business Days after DWA's receipt of Distributor's invoice therefor and notwithstanding any prohibition against cross-collateralization or offset contained in this Agreement, upon prior notice to DWA, Distributor shall have the right

(without limiting any of it other rights hereunder, at law or in equity) to offset such amounts, including interest thereon, against any amounts otherwise due to DWA hereunder.

                  5.3 Standard of Compliance: Notwithstanding anything to the contrary contained in Section 4, Section 5 or elsewhere in this Agreement, it is understood and agreed that Distributor shall not be in breach or default hereof with respect to compliance with approved marketing and distribution plans and budgets as long as Distributor substantially complies with the DWA approved marketing and distribution plans and budgets. For purposes of example and without limitation, it is understood and agreed that because of the difficulty in stopping the amount of Distribution Expenses expended at a specific level, Distributor shall not be in default or otherwise in breach hereof if the amount of Distribution Expenses actually expended by Distributor does not conform to or exceeds the budget therefor and all such Distribution Expenses shall be fully recoupable by Distributor out of applicable Gross Receipts.

                  5.4 Subdistributor Distribution Expenses: For purposes of this
Section 5., Distribution Expenses shall include all costs, charges and expenses of distribution (excluding distribution fees) charged to, and undisputed by, Distributor in its accountings with Subdistributors with respect to the applicable Licensed Picture(s).

         SECTION 6. DISTRIBUTION EXPENSES ACCOUNTING

                  6.1 Calculation of Distribution Expenses: Distribution Expenses shall be deducted on a Licensed Picture-by-Licensed Picture basis by Distributor from Gross Receipts and shall be calculated after taking into account the following items to the extent they are directly attributable to the Licensed Pictures: all discounts, rebates and refunds actually received that serve to reduce the amount of Distribution Expenses. For the avoidance of doubt, Distribution Expenses shall be reduced by any tax credits, refunds or rebates received or utilized by, or credited to, Distributor directly attributable to the Licensed Pictures, such as rebates for any remittance or withholding taxes. No item of cost shall be included more than once in calculating Distribution Expenses. Distribution Expenses incurred in respect of Licensed Pictures which are exhibited and/or licensed with trailers or short subjects and which are subject to allocations of revenue pursuant to Section 8.5.c. shall be allocated in the same manner as revenue thereunder where appropriate. Distribution costs, charges and expenses accrued and paid by Distributor prior to the Effective Date shall not be recognized or charged as Distribution Expenses hereunder. Distribution costs, charges and expenses accrued but not paid by Distributor until on or after the Effective Date shall be recognized and charged as Distribution Expenses hereunder.

                  6.2 Payment of Residuals and Contingent Compensation:

                           a. Residuals: As an accommodation to DWA on a
Licensed Picture-by-Licensed Picture basis, Distributor will advance all Residuals arising from the exploitation of the Distribution Rights, and provided DWA timely supplies Distributor with all necessary information, Distributor will calculate all Residuals, act as paymaster on behalf of DWA and will advance all Residuals arising from DWA's exploitation of the Retained Rights. Prior to the date Residuals are due, Distributor will timely invoice DWA for all amounts then due and owing, and DWA shall have not less than ten (10) Business Days after receipt of Distributor's invoice to advance such amounts to Distributor. If DWA fails to timely advance Residuals to Distributor, then notwithstanding any prohibition against cross-collateralization or offset contained in this Agreement, Distributor shall have the right (without limiting any of it other rights hereunder, at law or in equity) upon payment of outstanding Residuals to offset such amounts, including interest thereon, against any amounts due to DWA hereunder. Distributor shall execute customary assumption agreements with respect to the licensed Distribution Rights if required pursuant to any collective bargaining agreements applicable to the Licensed Pictures.

                           b. Contingent Compensation: As an accommodation to
DWA on a Licensed Picture-by-Licensed Picture basis, and provided DWA timely supplies Distributor with all necessary information, Distributor shall prepare consolidated Contingent Compensation statements in accordance with third party agreements (provided DWA has timely provided such agreements and other necessary information to Distributor) and shall deliver such statements to DWA for its review and approval. DWA shall be solely responsible for issuing the approved Contingent Compensation statements to third parties and for paying all Contingent Compensation amounts due and owning to such third parties.

                           c. No Distributor Liability: Distributor shall have
no liability for any claims, losses, etc., to the extent caused by DWA's failure to timely deliver information or to approve consolidated Contingent Compensation statements (as referenced above) or otherwise related to Distributor's accommodations to DWA under this Section 6.2. For avoidance of doubt, DWA's indemnity obligations to Distributor (as more fully set forth in Section 10) shall apply to any third-party claim against Distributor arising out of Distributor acting as Residual paymaster or preparing consolidated Contingent Compensation statements pursuant to this Section 6.2., unless such claim is determined to have arisen from the gross negligence or intentional misconduct or omission of Distributor, or Distributor's failure to timely advance Residuals when due in accordance with Section 6.2.a above.

         SECTION 7. DISTRIBUTION FEES

                  7.1 Distribution Fees: As consideration for the distribution services and obligations of Distributor hereunder in respect of the Licensed Pictures, Distributor shall be entitled to retain on a Licensed Picture-by-Licensed Picture basis off-the-top distribution fees ("Distribution Fees") of an amount equal to eight percent (8%) of one hundred percent (100%) of the Gross Receipts (as defined in Section 8. below); provided, with respect to Gross Receipts received from Subdistributors and in lieu of calculating the foregoing Distribution Fees on such Gross Receipts, Distributor shall retain Distribution Fees in an amount equal to eight percent (8%) of one hundred percent (100%) of the Subdistributor's gross revenue reported to, and undisputed by, Distributor in such Subdistributor's accountings to Distributor. Similarly, if fees or commissions of sales agents are deducted from Gross Receipts, such amounts shall be added back (without duplication of amounts added back pursuant to Section 8.1.h. below) to Gross Receipts for the purpose of calculating the amount of Distribution Fees to be retained by Distributor hereunder. For avoidance of doubt, the Distribution Fees retained by Distributor shall be inclusive of any and all (x) distribution fees that are charged to, and undisputed by, Distributor in its accountings with any Subdistributor and (y) any fees or commissions retained by or payable to any sales agent, and the fees and commissions in clauses (x) and (y) herein shall be subject to Section 8.1.h. below.

                  7.2 Calculation of Distribution Fee: No Distribution Fees shall be payable to Distributor until concurrent payment to DWA of the Gross Receipts, if any, upon which such Distribution Fees are charged. In the event of any adjustment as provided in Section 8. below, the Distribution Fees shall be similarly recalculated and adjusted.

                  7.3 No Cross-Collateralization: The Gross Receipts, Distribution Fees and Distribution Expenses relating to each Licensed Picture shall not be cross-collateralized or offset against the Gross Receipts, Distribution Fees and Distribution Expenses relating to any other Licensed Picture.

                  7.4 Additional Distribution Fees: In the event (i) DWA is in default pursuant to the terms of this Agreement, (ii) such DWA default causes Distributor to be in default pursuant to the terms of any DWA-approved Distribution Servicing Agreement, and (iii) as a result of such default there is an increase in the distribution fees paid to or deducted by a Subdistributor, sales agent or licensee under the applicable DWA-approved Distribution Servicing Agreement, then Distributor also shall be entitled to retain from Gross Receipts the amount of additional distribution fees paid to the Subdistributor.

                  7.5 Substitution of DWA- approved Distribution Servicing
Agreements: In the event the Distribution Rights to one or more Licensed Pictures are not exploited pursuant to a DWA-approved Distribution Servicing Agreement governing the exploitation of such Distribution Rights, and such failure to exploit is not the result of Distributor's breach or default under the terms of the applicable DWA-approved Distribution Servicing Agreement, Distributor shall have the right (and obligation) in accordance with the terms of this Agreement to attempt in good faith to enter into a substitute Distribution Servicing Agreement with respect to the applicable Distribution Rights for such Licensed Picture(s). DWA shall have the right to approve the substitute or replacement Subdistributor or licensee, and any terms of the substitute Distribution Servicing Agreement that do not conform to prevailing industry standards shall be subject to DWA's reasonable approval. Any substitute Distribution Servicing Agreement entered into by Distributor in accordance with this Section 7.5. shall constitute a DWA-approved Distribution Servicing Agreement.

         SECTION 8. GROSS RECEIPTS

                  8.1 Gross Receipts:  Gross Receipts consist of:

                           a. Theatrical Exhibition: All amounts received by
Distributor or any Distributor Affiliate from any Person, including Subdistributors, for the right to exhibit or distribute the Licensed Pictures (including returnable and non-returnable advances) or as subsidies, prizes or aid, and all receipts directly from the distribution of the Licensed Pictures in the case of so called "four wall engagements and/or road shows".

                           b. Non-Theatrical Exhibition: All amounts (including
returnable and non-returnable advances) received by Distributor or any Distributor Affiliate from any Person, including Subdistributors, for the right to distribute, exhibit or license the exhibition of the Licensed Pictures in Non-Theatrical venues.

                           c. Home Video Exhibition: All amounts received by
Distributor or any Distributor Affiliate from any Person, including a Subdistributor, in connection with Home Video Exhibition of the Licensed Pictures, including advances, minimum guarantees and other remittances or credits.

                           d. Television Exhibition: (i) All amounts, including
advances, signing bonuses and security deposits, received by Distributor or any Distributor Affiliate from any Person, including a Subdistributor, in connection with the business of licensing one or more Licensed Pictures for Television Exhibition less refunds, credits, allowances and adjustments granted to Persons licensed to exhibit such Licensed Picture(s); and (ii) barter receipts from the direct sale of commercial time controlled by Distributor or a Distributor Affiliate less (a) advertising agency commissions payable and (b) refunds, credits, allowances, or adjustments (including "make goods") granted in connection with the sale of such commercial time.

                           e. Copyright Revenue: All amounts constituting
Copyright Revenue received by Distributor or any Distributor Affiliate from any Person, including any Subdistributor, in connection with the exercise of the Distribution Rights and the Licensed Marks in and to the Licensed Pictures, excluding only Copyright Revenue derived from the Retained Rights.

                           f. Recoveries: All amounts received by Distributor
from any Person with respect to claims or infringement of rights involving the Licensed Pictures, including copyright infringement, trademark infringement, piracy, misappropriation, unfair competition and similar claims brought by Distributor, a Distributor Affiliate or any Person pursuant to a DWA-approved Distribution Servicing Agreement, less all permitted costs and expenses.

                           g. All Other Sources: All amounts received by
Distributor or any Distributor Affiliate from any Person derived from the exploitation of any Distribution Rights not enumerated above, including Internet Rights, New Media Rights and Theme Park Rights (subject to Section 4.15. above) and all other sources not specifically excluded pursuant to Section 8.2.

                           h. Addback of Subdistributor Fees, Sales Agent Fees
and Commissions: Distribution Fees that are charged to, and undisputed by, Distributor in its accountings with any Subdistributors and the fees or commissions retained by or payable to any sales agents shall be deemed Gross Receipts hereunder and notwithstanding retention by, or payment to, the Subdistributor or sales agent, such distribution fees of Subdistributors and such fees or commissions of sales agents shall constitute Gross Receipts for all purposes hereunder. In no event shall any such distribution fees payable to or retained by a Subdistributor or any such fees or commissions retained by or payable to any sales agent reduce or otherwise be deducted from Gross Receipts hereunder.

                           i. Deemed Receipts: Amounts received by the
Distributor shall be deemed to include any amounts that Distributor does not receive in respect of exploitation of the Licensed Pictures from Subdistributors, sales agents or licensees as the result of the deduction of any amounts referred to in Section 8.1.h. above or to pay Distribution Expenses or any deductions, offsets or reductions not related to the exploitation of the Licensed Pictures.

                           j. Gross Receipts Adjustments:

                                    (i) Distributor shall give DWA prompt
written notice of all adjustments (e.g. bad debt) or other changes in any receivables on the books and records of Distributor or any Distributor Affiliate that affect Gross Receipts hereunder. DWA shall have the right to approve all adjustments, settlements, rebates, credits, allowances or refunds granted by Distributor to any Person, which reduce Gross Receipts.

                                    (ii) Notwithstanding the foregoing, in the
event that (A) the amount of cumulative Gross Receipts reported and paid to DWA with respect to a Licensed Picture is determined by Distributor to be overstated for any reason (e.g., returns of Video Devices, refund of advances or security deposits previously included in Gross Receipts) and (B) Distributor is either required to repay or refund such overstated Gross Receipts or an amount equal to such overstated Gross Receipts is deducted from any amounts otherwise payable to Distributor by a third party, DWA shall be solely responsible for reimbursing Distributor for such overstated Gross Receipts. Distributor shall have the right to deduct the amount of such overstated Gross Receipts from any amounts otherwise due to DWA hereunder. If Gross Receipts otherwise due and payable to DWA in the accounting period in which such overstated Gross Receipts are refunded or repaid by, or deducted from, Distributor are insufficient to recoup the full amount of such overstated Gross Receipts, then DWA shall promptly repay Distributor for any such unrecouped amounts (less the amount of any Distribution Fees previously deducted by Distributor thereon) within five (5) Business Days after receipt of Distributor's invoice therefor.

                  8.2 Exclusions: Notwithstanding anything herein to the contrary, the following shall be excluded from Gross Receipts:

                                    (i) Amounts collected as taxes or for
payment of taxes such as admission, sales, use or value added taxes;

                                    (ii) Receipts from Retained Rights; and

                                    (iii) Amounts collected or received by
Distributor prior to the Effective Date.

                  8.3 Short Subjects: It is understood and agreed that, except as set forth below, all revenue derived from the exploitation of trailers or short subjects exhibited and/or licensed with any Licensed Picture, and all proceeds therefrom paid to Distributor, any Distributor Affiliate or Subdistributor obligated to report such proceeds to Distributor, shall be included in Gross Receipts of such Licensed Pictures. No portion of revenue from any Licensed Picture licensed and/or exhibited with a trailer or short subject shall be deemed to be derived from any trailer or short subject with a running time of 15 minutes or less, except where inclusion of such a trailer or short subject is made necessary by Distributor's, any Distributor Affiliate's or any Subdistributor's obligation to supply a supporting program for minimum playing time. In the case of any trailer or short subject not excluded by the preceding sentence, the allocation of revenue therefrom shall be made in accordance with and subject to the provisions of Section 8.5.c. below. For the avoidance of doubt, any costs or expenses incurred by Distributor in connection with the exploitation of trailers or short subjects accompanying Licensed Pictures shall be deemed Distribution Expenses.

                  8.4 Reserves:

                           a. Except as otherwise expressly provided in Section
8.4.b. below, no reserves of any kind may be established by Distributor in connection with Gross Receipts, Distribution Fees, Distribution Expenses, Residuals and Contingent Compensation or for any other reason.

                           b. Beginning in the last six (6) months of the
License Term for each Licensed Picture, Distributor shall have the right to establish reasonable reserves for Distribution Expenses reasonably anticipated to be incurred by Distributor during the remainder of the applicable License Term and for a reasonable period thereafter, including costs reasonably anticipated to be incurred in connection with the transition and return of materials to DWA (each an "End of Term Reserve"). All such End of Term Reserves shall be liquidated and paid pursuant to the Final Accounting Statement in accordance with Section 8.6.d. below, together with accrued interest on such amount, if any, of End of Term Reserves paid to DWA, computed from inception of the End of Term Reserve at the rate specified in Section 8.6.e. below.

                  8.5      Finance/Audits:

                           a. Advances/Rebates: Distributor shall disclose to
DWA and include in Gross Receipts all Financial Benefit accorded Distributor by any Person, which results from or is related to Distributor's services in connection with the Licensed Pictures or the exploitation of the Distribution Rights hereunder, whether or not specifically allocated to the Licensed Pictures, including any amounts received for or in connection with the distribution of Motion Pictures, including the Licensed Pictures, which are not specifically allocated or credited to the distribution of specific Licensed Pictures consistent with this Agreement, provided, however, Distributor shall not be obligated to disclose any Financial Benefit from transactions that do not involve any Licensed Picture(s) hereunder. All such Financial Benefit will be allocated to the Licensed Pictures on a fair and reasonable basis, and in Distributor's good faith business judgment taking into account, if applicable, one or more factors such as, among others, box office performance, cast, and genre. All allocations shall be made on a nondiscriminatory basis as to the Licensed Pictures, and Distributor shall not change any current allocation methodology without obtaining DWA's prior consent. DWA acknowledges and confirms its agreement to all allocations on the books and records of Distributor as of the Effective Date or set forth in the DWA-approved Distribution Servicing Agreements and DWA-approved Third Party Service Agreements. DWA shall have full access to any agreement that provides for any such Financial Benefit, subject to the confidentiality restrictions contained in any such agreement.

                           b. Local Currency: Other than amounts which cannot
legally be remitted from the country in which they are earned ("Blocked Currency"), all amounts payable hereunder shall be paid in the same manner as Distributor receives revenue from Motion Pictures produced or distributed by Distributor, in either U.S. currency or the currency of the country where such Gross Receipts are received by Distributor. Foreign currency amounts received by Distributor and subsequently paid to DWA in U.S. currency shall be converted, using the same exchange rate for Distribution Expenses and Gross Receipts, on specified dates of which Distributor shall notify DWA on an ongoing basis and which shall be the same dates and rates used for Motion Pictures produced or distributed by Distributor; provided, if amounts are not converted directly from the foreign currency in which they were received to U.S. currency (e.g., if intermediary conversion to any other currency[ies] is utilized), then Distributor shall bear all risk from fluctuation of such intermediary currencies unless such intermediary conversion was undertaken at DWA's direction. Notwithstanding the foregoing, DWA shall have absolute approval over any currency hedging contracts applicable to the Licensed Pictures entered into by Distributor or any Subdistributor, and DWA shall have the right to enter into foreign currency hedging contracts with respect to amounts due hereunder. In the case of Blocked Currency, DWA shall have the right to elect from time to time whether to receive some or all of the Blocked Currency, as it becomes payable hereunder, in the country where it is located or to make any other arrangements with respect to some or all of the Blocked Currency as are available to Distributor in the applicable country. To facilitate DWA's management of Blocked Currency, Distributor shall specify on each "Payment Report" (as defined below) all Gross Receipts that are in Blocked Currency; and upon written instructions from DWA (subject to any and all limitations, restrictions, laws, rules and regulations affecting such transaction), Distributor shall deposit Blocked Currency into a bank designated by DWA in the applicable country, or pay Blocked Currency to any Person designated by DWA in such country. Such deposits or payments to or for DWA shall constitute due remittance to DWA, and Distributor shall have no further responsibility therefor. At DWA's election, Distributor shall convert Blocked Currency into U.S. dollars to the same extent and in the same manner and proportion that Distributor is permitted to convert Blocked Currency derived from Motion Pictures produced or distributed by Distributor. Solely for purposes of this Section 8.5.b., Licensed Pictures shall not constitute Motion Pictures produced or distributed by Distributor.

                           c. Allocations:

                           (i) Without DWA's prior written approval, Distributor
shall not license a Licensed Picture in a group with other Motion Pictures for Television Exhibition. If Distributor proposes to include one or more Licensed Pictures in a group with other Motion Pictures for Television Exhibition and DWA objects to the terms applicable to the Licensed Picture(s), then notwithstanding DWA's objection, Distributor shall have the right to consummate such transaction, provided DWA may elect to exclude the Licensed Picture(s) therefrom. Whenever Distributor makes an allocation of revenue hereunder with respect to one or more Licensed Pictures and/or other Motion Pictures, DTV Productions, television programs, trailers or short subjects, Distributor shall make such allocation in its good faith business judgment and shall take into account one or more factors such as, among others, box office performance, cast, prior television allocation and genre, and in the case of a revenue allocation to trailers and/or short subjects as set forth in Section 8.3 above, Distributor shall make such allocation taking into account such factors as, among others, cost and running time.

                           (ii) All allocations of revenue and expenses shall be
made on a nondiscriminatory basis as to the Licensed Pictures, and Distributor shall not change any current allocation methodology without obtaining DWA's prior consent. DWA acknowledges and confirms its agreement to all allocations on the books and records of Distributor as of the Effective Date or set forth in the DWA-approved Distribution Servicing Agreements.

                           d. Bonuses:

                                    (i) "Bonus Plan" means the payment of any
bonuses, compensation or consideration of any kind (including discretionary bonuses) based upon, tied or related in any fashion, in whole or in part, directly or indirectly, to revenue generation in connection with the distribution of Motion Pictures.

                                    (ii) "Bonus Plan Participants" means (i)
Distributor's staff and other employees, and (ii) any other persons or entities rendering services on or in connection with the distribution of Motion Pictures in general produced or distributed by Distributor, which persons and entities are eligible to participate in the Bonus Plan.

                                    (iii) To the extent Distributor institutes,
maintains or participates in a Bonus Plan, such Bonus Plan shall be designed and implemented so as not to have an unfair or harmfully discriminatory impact on the Licensed Pictures, as compared to Motion Pictures produced or distributed by Distributor. Payments made pursuant to any Distributor Bonus Plan to any employees of Distributor shall not constitute Distribution Expenses hereunder and shall be the sole responsibility of Distributor.

                           e. Electronic Reporting:  All revenue and expenses on
a per Licensed Picture basis shall be reported electronically, and DWA shall have full access to all data pertaining to or generated in connection with the Licensed Pictures, including all raw data (i.e. data not processed or reduced) whether segregated as to the Licensed Pictures or generated in connection with data pertaining to other Motion Pictures. As soon as practicable after the Effective Date, Distributor shall make available to DWA access to such Information and data as is required to be provided to DWA pursuant to this Agreement, including access to daily reports, if any, regarding box office and weekly reports relating to box office receipts and projected ultimate performance.

                           f. Withholding and Corporate Taxes:  Distributor
shall be entitled to charge withholding taxes and deduct withholding taxes as a Distribution Expense, provided, however, in the event Distributor actually receives a rebate of or reimbursement for any such withholding taxes, Distributor shall be obligated to credit such amount to Distribution Expenses in the calendar month received. DWA shall not be responsible for, and Distributor shall indemnify DWA from, any corporate-level tax or other tax liability which may arise from Distributor's distribution of Licensed Pictures in the Territory (other than DWA's own income tax liabilities).

                           g. Distributor Owned Businesses: With respect to the
distribution of Licensed Pictures pursuant to this Agreement, any agreement with any theater or theater chain, or any supplier or other business or entity owned in whole or in part, directly or indirectly, by Distributor, or any Distributor Affiliate, shall be fair and reasonable in the marketplace and on an arms-length basis. All such agreements shall be subject to the accounting, access and audit rights provisions set forth in Sections 8.6 and 8.7 below.

                  8.6 Accountings:

                           a. On a cumulative and continuous basis, with respect
to each Licensed Picture, Distributor shall first deduct and retain Distribution Fees from Gross Receipts, as provided in Section 7, and thereafter recoup Distribution Expenses from Gross Receipts, as provided in Section 6. Distributor shall pay any remaining Gross Receipts to DWA on a monthly basis no later than the date due and issuance of the applicable Payment Report (as defined below). Distributor shall furnish to DWA, on a monthly basis, within 30 days from the end of each calendar month, revenue and payment detail reports (the "Payment Reports") in a format approved by DWA, which format may change from time to time in DWA's good faith discretion. Gross Receipts, Distribution Fees, Distribution Expenses and all other revenue and payment detail shall be reported on an inception-to-date basis, including all prior inceptions to date information to support current Payment Reports. Payment Reports shall be dated as of the "Report Closing Date". Report Closing Date means the end of the calendar month prior to the date the Payment Report is due to DWA. The Payment Reports shall, among other things, indicate with specificity on a country-by-country basis (to the extent available from Subdistributors) all Gross Receipts received by Distributor for each Licensed Picture, all Distribution Fees retained from Gross Receipts, all Distribution Expenses paid for each Licensed Picture and the remaining Gross Receipts due and payable to DWA. Gross Receipts, Distribution Fees and Distribution Expenses shall be stated in U.S. Dollars. Each Licensed Picture shall be separately accounted for hereunder, and the Gross Receipts, Distribution Fees and Distribution Expenses relating to each Licensed Picture shall not be cross-collateralized or applied against the Gross Receipts, Distribution Fees and Distribution Expenses relating to any other Licensed Picture hereunder. Gross Receipts, Distribution Fees and Distribution Expenses relating to any Subdistribution shall be designated separately. Payment Reports may be corrected, adjusted or supplemented by Distributor from time to time to reflect adjustments, uncollectible amounts and errors.

                           b. In addition to the Payment Reports, Distributor
shall furnish to DWA, on a monthly basis, within three (3) Business Days from the end of each calendar month, revenue reports sufficiently detailed including all pertinent Information pertaining to Distribution Fees and Distribution Expenses to enable DWA to record Picture revenue on an accrual basis in accordance with GAAP. Such accrual based revenue reports shall include all pertinent Information from the DWA-approved Distribution Servicing Agreements received by Distributor through the second Business Day of the month, but in no event shall Distributor be required to include in such accrual based revenue reports Information that is not available to Distributor under the DWA-approved Distribution Servicing Agreements.

                           c. Concurrently with DWA's receipt of each Payment
Report, Distributor will pay to DWA in immediately available funds the amount indicated thereon to be due to DWA. Gross Receipts received by Distributor or any Distributor Affiliate from a Subdistributor and received at any time preceding the last three (3) Business Days of each calendar month shall be accounted for on an interim basis (each an "Interim Report"). Distributor shall issue each Interim Report within three (3) Business Days after receipt of the applicable Gross Receipts from a Subdistributor, and shall concurrently with each Interim Report pay to DWA amounts, if any, then due after reconciliation of such Interim Report with the last Payment Report issued to DWA.

                           d. Within one-hundred eighty (180) days following the
expiration or termination of the License Term for a given Licensed Picture, Distributor will prepare and render to DWA a report (the "Final Payment Report") for such Licensed Picture setting forth, in the same form and level of detail as the periodic Payment Reports provided by Distributor over the course of the License Term for such Licensed Picture, the following information: (i) the cumulative final Gross Receipts, Distribution Fees and Distribution Expenses for such Licensed Picture, (ii) the amount of any unliquidated End of Term Reserve for such Licensed Picture; and (iii) the net amount payable by Distributor to DWA (or DWA to Distributor, if applicable) (the "Final Payment Amount"). If the Final Payment Amount is payable by Distributor to DWA, Distributor shall make payment of such amount to DWA at the time the Final Payment Report is rendered. If the Final Payment Amount is payable by DWA to Distributor, DWA shall make payment of such amount within ten (10) Business Days following delivery of the Final Payment Report.

                           e. All payments hereunder to DWA or Distributor, as
the case may be, shall be made by wire transfer or such other method as DWA or Distributor, as the case may be, shall approve. Payments to DWA shall be to DWA or any entity designated from time to time by DWA. Interest shall be charged on any amount which is not paid when due (from the date due until the date of payment) hereunder by either party at the 30-day LIBOR from time to time in effect, plus 100 basis points but shall be waived if payment of the amount owing is made within five (5) Business Days after the due date. Such interest shall be paid at the same time as the associated principal payment shall be made.

                           f. DWA shall be entitled to all audit results
respecting the Licensed Pictures as and when received by Distributor, including original audit reports and supporting materials. Distributor shall audit the Pictures on not less than the same basis and frequency as it audits Motion Pictures produced or distributed by Distributor, as performed by internal and external auditors.

                           g. If Distributor is required to incur any new
additional direct out-of-pocket costs or expenses (of which Distributor notifies DWA in advance) solely in order to re-format any Payment Reports to DWA's specifications, Distributor shall not be required to furnish such re-formatted Payment Reports unless DWA preapproves such costs and expenses and agrees to reimburse Distributor for all such costs and expenses (subject to appropriate reduction, to be mutually agreed, if and to the extent the revised format is used for similar reports provided to any Person other than DWA).

                  8.7 Access and Audit Rights:

                           a. Distributor shall keep full, true and complete
records and books of accounts together with all supporting vouchers, invoices, books of account, computer or data base information, correspondence and documents relating to the distribution of the Licensed Pictures hereunder (collectively, "Records"), and maintain, for a period of seven years following DWA's receipt of a Payment Report all Records relevant thereto. Notwithstanding the foregoing, Distributor shall in any event keep and maintain (or deliver to DWA) all of the above mentioned materials for any longer period required to complete an open audit for which DWA gives notice or in the event of an unresolved dispute with any participant or third party related to a Licensed Picture for which DWA gives notice.

                           b. Distributor grants DWA and its agents, employees
and representatives the right, from time to time at all times during the Term and for a period of thirty-six (36) months after the later of (i) the expiration of the Term and (ii) the delivery of the last Payment Report hereunder, upon reasonable prior notice to Distributor, to examine, audit and take excerpts from and make copies of any such Records and all other documents related to the distribution of the Licensed Pictures or to the calculation of amounts due to or from DWA hereunder; provided, however, transactions will not be subject to audit more than five (5) years after delivery to DWA of the Payment Report in which such transactions are initially reported. Notwithstanding the foregoing, DWA shall only be entitled to confidential third party information to the extent the same is reasonably necessary to resolve an issue(s) under audit. DWA's audit rights hereunder shall include the right to examine and inspect (a) Records pertaining to theatrical Motion Pictures and DTV Productions produced or distributed by Distributor in order for DWA to verify the fair and reasonable allocation of any Financial Benefit to the Licensed Pictures, and (b) all inventory of the Licensed Pictures in the possession or control of Distributor and any Subdistributors and/or the duplication, printing and storage facilities used by Distributor. DWA shall have the right (a) to conduct any audit at Distributor's corporate headquarters and/or at Distributor's branch offices, and
(b) to obtain supporting documentation through Distributor's corporate headquarters' staff and/or Distributor's branch offices. DWA shall be solely responsible for all costs and expenses in connection with such audits, except as further provided in Section 8.7.c. below.

                           c. If an audit discloses any inaccuracies or
discrepancies in the Records with respect to the distribution of the Licensed Pictures hereunder or the amounts payable to or from DWA (and either Distributor agrees with the audit findings or the findings are confirmed by the arbitrator pursuant to Section 24 below), then Distributor shall cure such inaccuracies and discrepancies within thirty (30) calendar days following notice thereof. In the event an audit shall uncover a deficiency (and either Distributor agrees with the audit findings or the findings are confirmed by the arbitrator pursuant to
Section 24 below),as of the end of the period audited, or for any period of at least six (6) months during the period audited, in each case equal to or greater than five percent (5%) of the net amount paid to DWA for the period audited, Distributor shall immediately pay DWA (i) said deficiency in full, together with interest thereon, with interest computed at the 30-day LIBOR plus 100 basis points as of the applicable Payment Report date, computed from the date such amounts were otherwise due and (ii) all costs and expenses in connection with such audit, including auditor fees, hotel and travel expenses.

                           d. Subject in all cases to Distributor's
confidentiality obligations, DWA shall have the right at DWA's sole expense, to elect (i) to require Distributor to audit, to the extent of Distributor's right to conduct such audit, or (ii) to audit directly, where Distributor may grant such right and to the extent of Distributor's right to conduct such audit, the records of any Subdistributor or party to a DWA-approved Distribution Servicing Agreement or DWA-approved Third Party Service Agreement pertaining to the Licensed Pictures, provided that such right may not be assigned to any other Person.

                           e. In the event of an audit, Distributor shall
provide DWA and its agents, employees and representatives with reasonable and suitable physical conditions in which to conduct such audit, including a desk and chair, telephone, adequate lighting and suitable ventilation, as well as a copying machine with which to make copies. Subject to the applicable DWA-approved Distribution Servicing Agreement or DWA-approved Third Party Service Agreement, Distributor shall cause each Subdistributor or party to a DWA-approved Distribution Servicing Agreement or DWA-approved Third Party Service Agreement to comply with the foregoing.

                           f. Each of Distributor, any Subdistributor or party
to a DWA-approved Distribution Servicing Agreement or DWA-approved Third Party Service Agreement and DWA shall use reasonable efforts to conduct any audit in an expeditious manner. DWA and Distributor shall mutually agree on an audit schedule pertaining to the Licensed Pictures. Any audit settlement including the Licensed Pictures shall be subject to DWA's prior written approval.

                  8.8 Tax Reporting:

                           a. General: Distributor shall supply DWA with such
information and/or documentation available to Distributor as DWA may require in order to take advantage of any tax credits, deductions, exclusions and/or reductions, including the Extra-territorial Income Exclusion ("EIE") that may be available to DWA in any jurisdiction of the Territory. Distributor shall have no liability hereunder to DWA with respect to or arising out of such information and/or documentation or DWA's ability or inability to take advantage of any such tax credits, deductions, exclusions and/or reductions, and DWA's indemnification of Distributor and related parties set forth in Section 10 below shall apply to any third party claims by reason of any such tax credits, deductions, exclusions and/or reductions.

                           b. Records: Distributor shall maintain and provide
DWA with access to any books and records necessary to prepare any federal, state and foreign, if any, tax filings.

                           c. Tax Filings: Distributor shall be responsible for
any foreign tax filings, such as withholding tax, VAT, etc., and shall indemnify and hold DWA harmless from any interest, penalties or similar assessments resulting from errors and/or failures to file any required tax returns.

                           d. Other Tax Information: To the extent such
information is in Distributor's possession or is available to Distributor, and provided that Distributor is not prohibited from providing such information to DWA by law, regulation or contract, Distributor will provide DWA with such additional information as DWA any request with respect to tax matters, including information required to take advantage of tax credits and related matters. Such information will be provided to DWA within five (5) Business Days following DWA's request therefor.

                           e. Tax Information/Additional Costs: If DWA requires
any information and/or documentation pursuant to this Section 8.8 that is not reasonably available to Distributor, Distributor shall not be required to supply such information and/or documentation unless DWA agrees to reimburse Distributor for any additional direct out-of-pocket costs preapproved by DWA and incurred by Distributor to supply such information and/or documentation.

                  8.9 Operations:

                           a. Secured Locations: Distributor shall maintain all
prints and transfers of the Licensed Pictures, all other related Tangible Film Materials and all intellectual property of DWA under Distributor's control in a secure location at all times during the Term. At all times hereunder, as between DWA and Distributor, DWA shall retain sole and exclusive ownership of the copyrights and all other intellectual property rights in and to the Licensed Pictures and all Tangible Film Materials, provided Distributor shall own the physical items constituting Tangible Film Materials created by Distributor in accordance with this Agreement. Tangible Film Materials shall be held in Distributor's name for the benefit of DWA at each secured location and laboratory, and DWA shall have unfettered and unrestricted access to any Tangible Film Materials wherever located, including the right to access such Tangible Film Materials and any Marketing Materials created or produced by Distributor to exploit DWA's Retained Rights.

                           b. Prints/Video Devices: Distributor shall catalog
and track (in a manner acceptable to DWA) all prints, Video Devices, trailers and other advertising material and implement with DWA's approval print storage and retrieval procedures and procedures for the destruction of prints and Video Devices and for issuance of a certificate of destruction evidencing same.

                           c. Laboratories: DWA shall comply with Distributor's
existing film and laboratory agreements with Eastman Kodak Company and Technicolor Inc. and Affiliates, respectively. The Licensed Pictures shall be included in the foregoing agreements on a nondiscriminatory basis. Such agreements constitute DWA-approved Third Party Service Agreements and, as such, are subject to the provisions of Section 4.11. above.

                           d. Dubbing/Subtitling: DWA shall determine in its
sole discretion which Licensed Pictures, if any, shall be subtitled and/or dubbed and shall approve the key creative elements (e.g., cast and star talent approvals, translations of the English language version) of dubbing and subtitling the Licensed Pictures and trailers thereof. Distributor shall manage, implement and service all dubbing and/or subtitling, including the negotiation and execution of all talent agreements.

                           e. Documentation: To the extent Tangible Film
Materials, Marketing Materials or any versions of the Licensed Pictures are in the possession of any Person, Distributor shall provide DWA with any written authorizations, access letters and permissions required to allow DWA to fully access such materials.

                           f. Security/Anti-Piracy Measures: Except as may be
provided in the Universal Agreement (but only in connection with Theatrical Exhibition in the International Territory and Home Video Exhibition in the Territory), Distributor shall maintain (and shall use commercially reasonable efforts to cause or obligate its Subdistributors to maintain) security and anti-piracy measures consistent with the highest level of security and anti-piracy measures maintained for theatrical Motion Pictures and DTV Productions distributed by Distributor in the applicable portions of the Territory to prevent unauthorized distribution or copying, or infringement of any of DWA's rights. If DWA desires security and anti-piracy measures beyond those provided by Distributor (or its Subdistributors) per the preceding sentence, it may require Distributor to provide same (or DWA may make its own third party arrangements for such services) at DWA's sole cost and expense. Each party shall immediately notify the other of any unauthorized copying, distribution, exhibition or other exploitation of the Licensed Pictures and of any of the infringements or violations of DWA's copyrights, trademarks and other rights in the Licensed Pictures of which such party has knowledge. DWA shall take such actions as it deems appropriate with respect thereto. To the extent appropriate, Distributor may join in any actions and cooperate (at DWA's expense) in any litigation or other proceedings to protect the Licensed Pictures and to prevent unauthorized distribution or copying, or infringement of any of DWA's rights. If DWA elects to proceed alone directly through its own counsel, DWA shall bear the costs thereof, and DWA shall be entitled to retain any recovery. If DWA does not elect to proceed as provided in the preceding sentence, Distributor shall have the right, but not the obligation, to proceed either in DWA's name or in Distributor's name, in which event all recovery reasonably allocated to the Licensed Pictures shall be included in Gross Receipts and all reasonable, actual direct third party expenses reasonably allocated to protecting the Licensed Pictures shall be a Distribution Expense. DWA shall cooperate fully therewith, and if recovery is through MPAA or MPA actions, any financial recovery shall be applied consistent with MPAA or MPA practices. To the extent Distributor pays direct additional costs related to piracy, copyright or trademark infringement or other violations of DWA's rights in the Licensed Pictures, such costs (to the extent pre-approved by DWA), including anti-piracy print coding, MPAA piracy programs, and other anti-infringement activities, shall be payable by DWA. Notwithstanding the foregoing, DWA may elect not to have the Licensed Pictures included in such MPAA, MPA, piracy, copyright or trademark infringement or other actions.

                           g. Deductibility of Section 8 Costs and Expenses:
For the avoidance of doubt, all actual, direct out-of-pocket costs and expenses incurred by Distributor in connection with the matters described in this Section 8 shall constitute Distribution Expenses deductible against applicable Gross Receipts hereunder.

         SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS

                           a. DWA represents, warrants and agrees that:

                                    (i) As of the dates Distributor (A)
commences to advertise and/or distribute each Licensed Picture and (B) commences fulfillment services in connection with the Home Video Exhibition of each Licensed Picture, there shall be no claims, liens, encumbrances or licenses in or to the Licensed Picture that would limit or interfere with the rights hereby granted.

                                    (ii) All negatives and other materials to be
delivered or made available to Distributor will be of a quality suitable for the manufacturing of technically acceptable positive release prints of the Licensed Pictures and trailers thereof.

                                    (iii) Unless DWA notifies Distributor in
writing to the contrary, there will be no restrictions that would prevent Distributor from distributing the Licensed Pictures consistent with the provisions of this Agreement. Subject to Distributor's paymaster obligations with respect to Residuals, there will not be any payments which must be made by Distributor to any actors, musicians, directors, writers or other persons who participated in the Licensed Pictures, or to any union, guild or other labor organization for any right to exhibit the Licensed Pictures or as compensation in connection with such exhibition or for any other use of the Licensed Pictures or any of the rights therein and thereto; provided, that DWA shall not be obligated to supply any performing rights license (e.g., SESAC) which may be required in connection with exhibition of any Licensed Picture, except only to the extent as customary in the motion picture business for so-called "major" studios. Applicable payments to performing rights societies (e.g., SESAC), which Distributor is required to pay, shall be charged as Distribution Expenses hereunder. If DWA has not supplied all music licenses necessary to Exhibit a Licensed Picture, then Distributor shall have the option of obtaining the required licenses (and charge the cost thereof as Distribution Expenses) or to forego distribution of the Licensed Picture in the affected portion of the Territory until such licenses are obtained by DWA.

                                    (iv) The Licensed Pictures (including any
elements thereof) and any material supplied by DWA to Distributor will not violate or infringe any trademark, trade name, contract, agreement, copyrights (whether common law or statutory), patent, literary, artistic, dramatic, personal, private, civil, property, or privacy right or "moral rights of authors" or any other right, or slander or libel any Person; provided, that the foregoing shall not apply to any material which is created by or supplied by Distributor, except to the extent such material created by or supplied by Distributor incorporates elements from any Licensed Picture or any elements supplied by DWA to Distributor.

                                    (v) It has the full right, power, and
authority to enter into and fully perform this Agreement and to comply with all of its obligations hereunder; DWA is and will be duly organized and validly existing under the laws of its state of formation, and is and will be duly qualified to transact business under the laws of each state where the failure to do so would have a material adverse effect on either the conduct of its business or its ability to perform this Agreement. DWA has or at all relevant times hereunder shall have the full, complete and unfettered rights, power and authority to bind conclusively any and all of its controlled Affiliates to each and every term, covenant and condition of this Agreement relating to or involving any of its controlled Affiliates.

                                    (vi) All actions taken by DWA in connection
with this Agreement shall be taken in full compliance with all applicable statutory, administrative and/or court-made laws, rules and regulations of any jurisdiction, and those of any other governmental body (including those relating or pertaining to the manufacture, production, distribution, exhibition, sale, advertising, promotion and other use of intellectual properties and/or consumer products or services).

                                    (vii) As of the Effective Date, no
litigation, proceeding or claim is pending or threatened against DWA that is reasonably likely to have a material adverse effect on DWA's ability to perform its obligations under this Agreement or any Distribution Rights relating to the Licensed Pictures.

                           b. Distributor represents, warrants and agrees that:

                                    (i) Distributor will not suffer or authorize
any lien, encumbrance, pledge or mortgage (each, a "Lien" hereunder) to attach to any Licensed Picture, including any Distribution Rights, or to any materials furnished by DWA relating to the Licensed Pictures, provided the foregoing shall not apply to any Lien created, authorized or caused by DWA, including those pursuant to or contemplated by Section 12. below and any Lien created pursuant to the terms of any DWA-approved Distribution Servicing Agreement or DWA-approved Third Party Service Agreement.

                                    (ii) No material (including advertising,
publicity, promotional, trailers, etc.) added to the Licensed Pictures or used in connection therewith by Distributor violates or will violate, or infringes or will infringe, any trademark, trade name, contract, agreement, copyright (whether common law or statutory), patent, literary, artistic, dramatic, personnel, private, civil, property, or privacy right or "moral rights of authors" or any other right, or slander or libel any Person, provided that the foregoing shall not apply to any material that is created by or supplied by DWA or incorporates elements from any Licensed Picture.

                                    (iii) Distributor has or will have written
agreements with each Subdistributor hereunder to comply with the terms and conditions of this Agreement. The foregoing shall not apply to the CJ Agreement, the Kadokawa Agreement, the Universal Agreement or any of the DWA-approved Distribution Servicing Agreements listed on Schedule 1 hereto, nor to any DWA-approved Third Party Service Agreement or any Distribution Servicing Agreement that DWA later approves and which does not contain such a requirement. Such agreements will be made available to DWA promptly upon its request.

                                    (iv) Distributor has the full right, power,
and authority to enter into and fully perform this Agreement and to comply with all of its obligations hereunder; Distributor is and will be duly organized and validly existing under the laws of its state of formation, and is and will be duly qualified to transact business under the laws of each state where the failure to do so would have a material adverse effect on either the conduct of its business or its ability to perform this Agreement. Distributor has or at all relevant times hereunder shall have the full, complete and unfettered rights, power and authority to bind conclusively any and all of its controlled Affiliates to each and every term, covenant and condition of this Agreement relating to or involving any of its controlled Affiliates.

                                    (v) Distributor has not sold, assigned,
transferred or conveyed, and will not in the future sell, assign, transfer or convey to any person any rights, title or interest in or to any of DWA's Retained Rights or that is adverse to or in derogation of any of the Distribution Rights. Distributor has not authorized, and will not in the future authorize, any person to exercise any of DWA's Retained Rights, except as permitted by any DWA-approved Distribution Servicing Agreement or any DWA-approved Third Party Service Agreement. Distributor has not exercised any right or taken any action, and will not in the future exercise any right or take any action, that might derogate from or unfairly compete with any of DWA's Retained Rights or the quiet and peaceful possession and enjoyment of DWA's Retained Rights. In the exercise of the Distribution Rights and otherwise in the fulfillment of Distributor's obligations pursuant to this Agreement, Distributor will not engage in any act that violates any law, rule, act or regulations of any governmental authority. All actions taken by Distributor in connection with this Agreement shall be taken in full compliance with all applicable statutory, administrative and/or court-made laws, rules and regulations of any jurisdiction, and those of any other governmental body (including those relating or pertaining to the manufacture, production, distribution, exhibition, sale, advertising, promotion and other use of intellectual properties and/or consumer products or services).

                                    (vi) All consideration to be provided by
Distributor pursuant to each third party business arrangement, including the DWA-approved Distribution Servicing Agreements and DWA-approved Third Party Service Agreements, to which Distributor is a party and all of the terms, covenants and conditions provided to be kept or performed by Distributor pursuant to each such third party business arrangement will be paid, kept, performed and discharged in full by Distributor unless excused by the other party thereto or by operation of law. There currently is no breach or other act of default, and in the future there will be no breach or other act of default by Distributor under any of such third party business arrangements, that would have a material adverse affect on Distributor's business or its ability to perform under this Agreement. Subject to any limitations and restrictions contained in the DWA-approved Distribution Servicing Agreements or the DWA-approved Third Party Service Agreements, Distributor is not a party to any third party business arrangement that will conflict with any of DWA's approval rights, and Distributor has the full right, power and authority in all of its third party business arrangements to comply fully with all of DWA's approvals and rights as set forth in this Agreement.

                                    (vii) As of the Effective Date, no
litigation, proceeding or claim is pending or threatened against Distributor that is reasonably likely to have a material adverse effect on Distributor's ability to perform its obligations under this Agreement, the Distribution Rights with respect to the Licensed Pictures, or on any of DWA's Retained Rights.

         SECTION 10. INDEMNITY.

a. Indemnity Obligations: Each party ("Indemnitor") shall at its own cost and expense indemnify, defend and hold the other party, its and their parents and affiliates, and their respective employees, agents, managers, subdistributors, directors and shareholders (collectively, "Indemnitee") harmless from and against any and all loss, liability or expense resulting from any claim, demand or suit which may be made or brought against Indemnitee by reason of any claim by any third party that (a) (i) a Licensed Picture, or any element thereof, including the sound and music synchronized therewith; (ii) any material (including advertising, publicity, promotional trailers, etc.) added to the Licensed Picture or used in connection therewith, to the extent any of the above are supplied by or at the request or direction of or on behalf of Indemnitor, or to the extent any of the above are added by the Indemnitor without Indemnitee's knowledge, violates or infringes upon the trademark, trade name, patent, copyright, literary, dramatic, musical, artistic, personal, private, publicity, civil, property or contract right, right of privacy, the moral rights of authors or any other right of any Person; or (b) notwithstanding anything to the contrary contained in Section 11.1.e., a breach of any representation, warranty or agreement by the Indemnitor hereunder. Notwithstanding the foregoing, DWA shall so indemnify Distributor and the other Distributor Indemnitees as set forth above with respect to third party claims arising out of material created by or supplied by Distributor to the extent such claims are based upon elements from any Licensed Picture incorporated in such material, or any material supplied by DWA to Distributor and used by Distributor in a manner authorized by DWA. Distributor will not be entitled to any indemnity hereunder to the extent that losses arise or result because Distributor fails to withdraw any Licensed Picture which is the basis of any such claim from distribution promptly as, when and to the extent so instructed by DWA; however, Distributor will be entitled to an indemnity hereunder if Distributor honored an instruction from DWA not to withdraw such Licensed Picture from distribution. Notwithstanding the foregoing, (a) in no event will DWA or any DWA Indemnitor be required to indemnify Distributor or any Distributor Indemnitee, for any claim, demand or suit which may be made or brought against Distributor or any Distributor Indemnitee for the satisfaction of any of the following: (i) the Advance (as defined in the Universal Agreement) owed by Distributor to Universal under the Universal Agreement, including any Advance amounts scheduled to be forgiven by Universal that are not forgiven, but excluding any portion of the Advance, including any Animation Advance Amount, expressly assumed by DWA pursuant to the Interparty Agreement dated as of ________, 2004 among Distributor, DWA and Universal, (ii) resulting from the acceleration of the Distributor's Class U, Class T/T or Class K limited liability company interests, or (iii) related to subordinated debt issued by Distributor to Home Box Office that is not expressly assumed by DWA as scheduled in the Separation Agreement (collectively, the "Distributor Excluded Liabilities"), and (b) in no event will Distributor or any Distributor Indemnitor be required to indemnify DWA or any DWA Indemnitee for any claim, demand or suit which may be made or brought against DWA or any DWA Indemnitee for the satisfaction of any of the following:
(i) any portion of the Advance, including any Animation Advance Amount, expressly assumed by DWA, or (ii) any portion of the subordinated debt issued by Distributor to Home Box Office that is expressly assumed by DWA (as scheduled in the Separation Agreement)(collectively, the "DWA Excluded Liabilities").

                           b. Insurance: DWA shall maintain and cause
Distributor to be added as an additional insured (without responsibility for premiums or deductibles) with respect to the Licensed Pictures under DWA's Errors and Omissions policy (to the extent commercially available) pertinent to exhibition of the Licensed Pictures in the Territory. Such policy shall be for a term, in amounts and containing a deductible and notice provision as is customary in the motion picture industry. All such insurance coverage shall be primary to any other coverage maintained by Distributor. Upon request by Distributor, DWA shall promptly forward to Distributor Certificates of Insurance evidencing DWA's coverage. Notwithstanding the foregoing, DWA may elect in its sole discretion to self-insure. Distributor shall be fully responsible for the loss or destruction of any Licensed Pictures, Tangible Film Materials or Marketing Materials in Distributor's possession or control, unless and to the extent that the negligent or wrongful conduct of DWA and/or a third party with whom DWA contracts directly results in such loss or destruction (and further provided that such negligent or wrongful conduct is not of the type for which Distributor would be responsible under industry customs). The Licensed Pictures shall be covered, and DWA shall be added as an additional insured (without responsibility for premiums or deductibles), under Distributor's property, casualty and liability insurance; and, with respect to advertising materials created by Distributor, Distributor shall maintain errors and omissions insurance (to the extent commercially available), and the proportionate cost of such errors and omissions insurance shall be a Distribution Expense hereunder. All such insurance coverage shall be primary to any other coverage maintained by

DWA. Upon request by DWA, Distributor shall promptly forward to DWA Certificates of Insurance evidencing Distributor's coverage.

         SECTION 11. DEFAULT; REMEDIES AND TERMINATION

                  11.1 Default: A party shall be deemed in default of this Agreement upon the happening of any of the following:

                           a. Such party fails to make any payment when due
hereunder or to render any statement when required hereunder. The defaulting party shall have five (5) Business Days to cure such default after receiving written notice from or on behalf of the non-defaulting party that such payment or statement has not been made or rendered within the required time;

                           b. Such party, or any Affiliate of such party: (i)
commences a voluntary case or proceeding with respect to any or all of its assets or business under any Bankruptcy Law; (ii) is the subject of an involuntary case or petition with respect to any or all of its assets or business under any Bankruptcy Law and the involuntary case or petition is not dismissed or withdrawn within 30 days after its filing; (iii) consents to the commencement or pendency of a case or proceeding with respect to any or all of its assets or business under any Bankruptcy Law; (iv) seeks the appointment of a trustee, receiver, liquidator or other custodian of any or all of its assets or business under any Bankruptcy Law; (v) consents to the appointment of a trustee, receiver, liquidator or other custodian of any or all of its assets or business under any Bankruptcy Law; (vi) is the subject of an order of any court, agency or other governmental authority directing the appointment of a trustee, receiver, liquidator or other custodian of any or all of its assets or business under any Bankruptcy Law; (vii) seeks an order from any court, agency or other governmental authority directing the liquidation, sale, rehabilitation, reorganization or other disposition of any or all of its assets or business;
(viii) is the subject of any order of a court, agency or other governmental authority directing the liquidation, sale rehabilitation, reorganization or other disposition of any or all of its assets or business; (ix) is, or admits that it is, generally not paying its debts as the debts become due; (x) is, or admits that it is, insolvent; or (xi) makes an assignment of any or all of its assets or business for the benefit of its creditors. For purposes of this paragraph, "Bankruptcy Law" means: the United States Bankruptcy Code (11 U.S.C.
Section 101 et seq); and all other liquidation, dissolution, rehabilitation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, extension, rearrangement, receivership, insolvency, reorganization or any other similar debtor relief laws of any applicable jurisdiction from time-to-time in effect that affects the rights of creditors generally;

                           c. Any Licensed Picture or any material portion
thereof is attached or levied upon as a consequence of the action or inaction of such party in violation of its representations or warranties hereunder, and such attachment or levy has a material adverse effect on the licensing, distribution or exploitation of the Licensed Picture, and the same is not released or dissolved within thirty (30) days thereafter;

                           d. Substantially all of the assets of such party are
attached or levied upon and the same is not released or dissolved within thirty
(30) days thereafter;

                           e. Such party otherwise is in breach of a material
provision of this Agreement, including a breach of any material representation or warranty hereunder that has a material adverse effect on the licensing, distribution or exploitation of the Licensed Pictures hereunder. For the avoidance of doubt, violation of a third party right (as set forth in Sections 9.a.(iv) and 9.b.(ii), or violation of any other representation or warranty in
Section 9. above that does not have a material adverse effect on the licensing, distribution or exploitation of the Licensed Pictures hereunder, shall not constitute a default pursuant to this Section 11., provided the indemnity obligations in Section 10.a. shall be fully applicable to the representations, warranties and covenants set forth in Section 9. The party in breach shall have five (5) Business Days to cure such breach after receiving written notice of such breach from or on behalf of the non-breaching party or, if a cure cannot reasonably be effected within such period, such party must begin to cure such breach within five (5) Business Days and to prosecute the same diligently thereafter;

                           f. In the case of Distributor: Distributor is in
breach or default under any DWA-approved Distribution Servicing Agreement or a Third Party Service Agreement, and such breach or default has or will have a material adverse affect on Distributor's ability to distribute the Licensed Pictures in accordance with this Agreement; or

                           g. In the case of DWA: If DWA fails to Deliver an
Accepted Additional Picture or a Prospective Qualified Picture solely due to the fact that such Motion Picture was either abandoned by DWA or sold, licensed or otherwise alienated in accordance with and as permitted by Section 3.1.b. above and Distributor had theretofor incurred Distribution Expenses or bona fide binding commitments for Distribution Expenses in connection with such Motion Picture, provided that Distributor's sole remedy for DWA's failure to Deliver in the aforementioned circumstances shall be to require DWA (and DWA shall be obligated) to repay to Distributor all such Distribution Expenses, together with interest on such paid amounts calculated at the rate specified in Section 8.6.e. If DWA fails to Deliver such Accepted Additional Picture, or Prospective Qualified Picture, DWA shall retain all Distribution Rights thereto subject to the terms of this Agreement, including Distributor's right to obtain an exclusive license of the Distribution Rights in accordance herewith.

Notwithstanding anything to the contrary contained in this Section 11., if there is any matter giving rise to a right of termination hereunder which is then the subject of a Good Faith Dispute, (i) no party shall be considered in default of this Agreement with respect to such matter during the pendency thereof, (ii) no party shall attempt to terminate this Agreement or any of the Distribution Rights licensed hereunder during the pendency thereof with respect to such matter, (iii) each party shall continue to perform its obligations in accordance with the terms hereof, and (iv) the cure periods provided herein above shall toll and be available following the resolution of such Good Faith Dispute (whether resolved by mutual agreement, arbitration or otherwise).

                  11.2 Remedies and Termination:

                           a. DWA Termination Right.

                           (i) In the event of a default by Distributor (as
determined pursuant to Section 11.1. above), DWA shall have the right to terminate this Agreement, including the right

(but not obligation) (x) to order the immediate cessation of any or all distribution of the Licensed Pictures and the immediate return of any or all Tangible Film Materials (in accordance with Section 15 below), or (y) at DWA's election, to terminate the Output Term but require Distributor to continue distribution in accordance with the terms of this Agreement (subject to Sections 11.2.c. and 11.2.d. below) of some or all Licensed Pictures previously delivered and either in release or ready for release as and for the duration of the applicable License Term. In the event Distributor is permitted to continue distributing some or all of the previously delivered Licensed Pictures, Distributor will remain obligated to make all accountings and payments set forth herein with respect to such Licensed Pictures, and Distributor and DWA shall continue to perform all of their respective other obligations hereunder with respect to such Licensed Pictures.

                           (ii) In the event:

                                    (A) Both David Geffen and Steven Spielberg
cease to be employees of Distributor and cease to be meaningfully involved (whether as an employee, consultant, or otherwise) in the management or oversight of Distributor's Motion Picture distribution business (the "Principals Departure"); or

                                    (B) A "Distributor Change of Control" occurs
as hereinafter defined. Distributor Change of Control means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, of equity interests in Distributor representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding equity interests in Distributor, whether pursuant to merger, consolidation, issuances by Distributor of equity securities or otherwise by any Person or group (within the meaning of Section 13(d) (3) or 14 (d) (2) of the Securities Exchange Act of 1934, as amended), (b) the sale of all or substantially all of the property, business or assets of Distributor or of its Motion Picture studio division to any Person (excluding internal reorganizations and transactions effected to reconstitute Distributor as a corporation), or (c) the liquidation of Distributor;

then, except in the case of an assignment to Universal or to a Successor Entity pursuant to Section 17. below, upon notice to Distributor, DWA shall have the right to terminate this Agreement as provided in Section 11.2.a.(i) above. Such termination notice must be served within sixty (60) days from DWA obtaining knowledge of such event and shall be effective thirty (30) days after service thereof, provided that with respect to the occurrence of the Principals Departure, Distributor shall have a minimum of fifteen (15) days to suggest a replacement of comparable stature in the theatrical Motion Picture industry to fulfill the duties then being rendered by such departed persons. DWA shall have the absolute right in its sole discretion to reject the suggested replacement and terminate this Agreement in accordance with the terms hereof.

                           b. Distributor Termination Right.

                                    (i) In the event of a default by DWA (as
determined pursuant to Section 11.1. above), Distributor shall have the right to terminate this Agreement, including the right (but not the obligation) to immediately cease distribution and exploitation of the Licensed Pictures and to immediately deliver to DWA any and all Tangible Film Materials (in accordance with Section 15 below) relating thereto to DWA, at DWA's sole cost and expense.

                                    (ii) In the event DWA fails to Deliver to
Distributor three (3) Qualified Pictures during the initial five (5) years of the Output Term, six (6) Qualified Pictures during the initial ten (10) years, if applicable, of the Output Term, nine (9) Qualified Pictures during the initial fifteen (15) years, if applicable, of the Output Term, or twelve (12) Qualified Pictures during the initial twenty (20) years, if applicable, of the Output Term, then Distributor shall have the right to (A) terminate this Agreement, including the right (but not the obligation) to immediately cease distribution and exploitation of the Licensed Pictures and to immediately deliver to DWA any and all Tangible Film Materials (in accordance with Section 15 below) relating thereto to DWA, at DWA's sole cost and expense; provided, in the event of such termination, unrecouped Distribution Expenses as of the date of termination shall remain nonrecourse as to DWA and shall be recouped by Distributor solely from Gross Receipts in accordance with this Agreement, or (B) terminate only the Output Term and continue the distribution (in accordance with the terms of this Agreement) of Licensed Pictures Delivered prior to the date of termination.

                           c. Existing Third Party Agreements. Subject to the
provisions of this Section 11.2.c., notwithstanding the expiration or termination of this Agreement, or the Output Term or the License Term of each Licensed Picture hereunder, Distributor shall have the right to honor all then-existing contractual commitments with respect to current and prospective Licensed Pictures. DWA shall cooperate with Distributor and, at Distributor's request and expense, shall take such actions that are reasonably necessary or desirable to ensure that Distributor is able to perform its obligations under all then-existing contractual commitments with respect to current and prospective Licensed Pictures. Notwithstanding any other provision in this Agreement, the continuation of this Agreement or any such extension of this Agreement, or the Output Term or the License Term of any Licensed Picture as contemplated by this Agreement in connection with any DWA-approved Distribution Servicing Agreements and Third Party Service Agreements shall be expressly subject to and conditioned upon Distributor continuing to pay DWA all amounts required to be paid to DWA pursuant to this Agreement and Distributor continuing to perform all of its other obligations hereunder in accordance with the terms hereof with respect to such DWA-approved contractual commitments. Subject to the foregoing:

                                    (i) Irrespective of any termination pursuant
to this Section 11, this Agreement, solely as it relates to those Distribution Rights subject to DWA-approved Distribution Servicing Agreements and Third Party Service Agreements, shall remain in place and such Distribution Rights shall continue to be licensed to Distributor hereunder and in accordance with the terms of this Agreement until the expiration of each DWA-approved Distribution Servicing Agreement or Third Party Service Agreement, as applicable; provided, Distributor may elect to waive its Distribution Fee, in which event the last sentence of Section 7.1 above shall not apply. Distributor shall have the right to endeavor to cause its Subdistributors and any Person to release Distributor from its obligations under the applicable DWA-approved Distribution Servicing Agreement(s) and Third Party Service Agreement(s) with respect to the Licensed Picture and to enter into a direct agreement(s) with DWA with respect thereto. If any such Subdistributor or Person is willing to enter into a direct agreement with DWA, on terms and conditions no less favorable to DWA than those contained in the DWA-approved Distribution Servicing Agreement or Third Party Service Agreement, as applicable, DWA shall be obligated to enter into such agreement with such Subdistributor or Person.

                                    (ii) The parties acknowledge that the
termination of this Agreement shall not automatically terminate the DWA-approved Distribution Servicing Agreements or the Third Party Service Agreements then in effect, including licenses authorizing Television Exhibition during the License Term. Each DWA-approved Distribution Servicing Agreement and Third Party Service Agreement shall terminate with respect to the Licensed Pictures and the Distribution Rights subject thereto in accordance with the terms thereof, unless any such agreement terminates by its terms concurrently with termination of this Agreement.

                           d. Continuation of Distribution Fees and Distribution
Expenses. For the avoidance of doubt, Distributor shall remain entitled to charge its Distribution Fees and recoup its Distribution Expenses on Licensed Picture(s) for any period during which the subject Distribution Rights are licensed to and serviced by Distributor.

                           e. Further Documents. On expiration or other
termination of each License Term, or the Term, Distributor will immediately execute such quitclaims and other documents as DWA's counsel deems necessary or advisable to evidence the termination of the Distribution Rights with respect to each Licensed Picture.

                           f. Remedies Not Exclusive. The foregoing rights and
remedies are in addition to and not in lieu of or in derogation of the rights and remedies otherwise available to Distributor or to DWA in the event of default by the other party.

                  11.3 Special Termination Right: In the event (i) the Universal Agreement expires or is terminated by either party thereto; or (ii) Distributor ceases to be engaged in the theatrical distribution business in the Domestic Territory (and therefore ceases to directly release for Theatrical Exhibition Motion Pictures produced or acquired by Distributor) and Theatrical Exhibition rights in the Domestic Territory to Licensed Pictures hereunder are not assigned or sublicensed to Universal pursuant to Section 17. below, then, in either event, each of DWA and Distributor shall have the right to terminate this Agreement (subject to the applicable provisions of Section 11.2.c. above) upon the provision of notice to the other party as hereinafter provided.

                           a. In the case of clause (i) above, to be effective,
such notice must be given within (90) days of the termination of the Universal Agreement, and notwithstanding termination of this Agreement by either party, DWA shall have the right (but not the obligation) to order the immediate cessation of any or all distribution of the Licensed Pictures (subject to Section 11.2.c.) and the immediate return of all Tangible Film Material and Marketing Materials or, at DWA's election, require Distributor to continue distribution (subject to Sections 11.2.c. and 11.2.d.) of some or all of the Licensed Pictures delivered to Distributor and either in release or scheduled for release as of the date of such notice (and actually released within 180 days of such notice), as and for the duration of the initial period of Theatrical Exhibition and for the initial period of Home Video Exhibition (not to exceed 180 calendar days) in each country within the Territory, subject to all times to all otherwise applicable provisions of this Agreement regarding the replacement or substitution of a DWA-approved Distribution Servicing Agreement.

                           b. In the case of clause (ii) above, Distributor
shall be obligated to provide DWA with not less than 180 calendar days notice of Distributor's intention to cease operating its theatrical distribution business in the Domestic Territory and terminate this Agreement effective upon expiration of the notice period. DWA shall have the right at any time after receipt of such notice from Distributor to terminate this Agreement and shall have the right (but not the obligation) to order the immediate cessation of any or all distribution of the Licensed Pictures (subject to Section 11.2.c.) and the immediate return of all Tangible Film Material and Marketing Materials or, at DWA's election, require Distributor to continue distribution (subject to Sections 11.2.c. and 11.2.d.) of some or all of the Licensed Pictures delivered to Distributor and either in release or scheduled for release as of the date of such notice, as and for the duration of the initial period of Theatrical Exhibition and for the initial period of Home Video Exhibition (not to exceed 180 calendar days) in each country within the Territory, provided Distributor's obligation to so continue to exploit the Licensed Pictures shall cease upon expiration of the aforementioned 180 calendar days' notice period.

                  c. Any termination of this Agreement pursuant to Section 11.2.a.(ii), Section 11.2.b.(ii) or this Section 11.3 shall not constitute a breach of, or default under, this Agreement and neither party shall have any liability to the other solely on account of such termination.

         SECTION 12. MUTUAL SECURITY AGREEMENTS AND DOCUMENTS.

                  12.1. Security Interest to Distributor: Subject to the terms and conditions hereof, DWA will grant and assign to Distributor, pursuant to a security agreement to be executed concurrently herewith, a security interest in and to, and copyright mortgage on, (a) the Distribution Rights in and to the Licensed Pictures, (b) all of DWA's rights hereunder with respect to the Licensed Pictures (including the right to receive monies, but specifically excluding the Retained Rights), and (c) each of the following, but only to the extent necessary for Distributor to Exploit the Distribution Rights in accordance with this Agreement: (i) Tangible Film Materials, (ii) Marketing Materials, (iii) underlying literary and music materials, (iv) the Licensed Marks, and (v) the copyright and all registrations, renewals and extensions thereof, (the "DWA Collateral") in order to secure the performance of DWA's obligations and Distributor's rights under this Agreement (the "DWA Secured Obligations"). The security interest and copyright mortgage granted by DWA hereunder will be entitled to priority over all other security interests in the DWA Collateral, subject to the security interests in favor of lenders or financial institutions providing financing for DWA's general corporate purposes and the security interest of HBO in the United States pay television rights to certain Licensed Pictures (each, a "DWA Senior Secured Party"). DWA will execute and file or record, as appropriate, any other security agreements, UCC financing statements, copyright mortgages and other documents, instruments or agreements reasonably necessary to evidence, perfect, and preserve the security interest and copyright mortgage granted to Distributor hereunder, and Distributor will have all rights and remedies of a secured party pursuant to applicable law. The granting of the security interest and copyright mortgage hereunder by DWA does not violate the rights of any third party under any agreement with DWA, judgment, statute or otherwise, and does not require the prior consent of any third party, except each DWA Senior Secured Party. DWA will endeavor in good faith to obtain the requisite consent of each DWA Senior Secured Party. For the avoidance of doubt, the granting of the security interest and copyright mortgage hereunder by DWA shall not alter or amend the provisions of Section 6.1 that require Distributor to recoup Distribution Expenses on a Licensed Picture-by-Licensed Picture basis or otherwise alter or amend the Licensed Picture-by-

Licensed Picture accounting obligations under Section 8; provided, however, the foregoing shall not in any way alter, impair, amend, abrogate or otherwise affect any of Distributor's rights and remedies as a secured party hereunder or under applicable law in the event of any breach by DWA of any DWA Secured Obligation. The grant of the security interest and copyright mortgage by DWA hereunder with respect to any Licensed Picture shall be effective upon the later of (i) the first date upon which the requisite consent of each DWA Senior Secured Party shall have been obtained, and (ii) commencement of the License Period with respect to such Licensed Picture.

                  12.2 Security Interest to DWA: Distributor will grant and assign to DWA, pursuant to a security agreement to be executed concurrently herewith, a security interest in and to, and copyright mortgage on, the Distribution Rights in and to each Licensed Picture and Distributor's rights in and to the Gross Receipts, Distribution Fees, Distribution Expenses, the Tangible Film Materials, the Marketing Materials, the DWA-approved Distribution Servicing Agreements and Third Party Service Agreements and related assets (collectively, the "Distributor Collateral") in order to secure all of Distributor's obligations to DWA hereunder. The security interest and copyright mortgage granted hereby will be entitled to priority over all other security interests in the Distributor Collateral, including the security interests in favor of the lenders providing financing for Distributor's general corporate purposes pursuant to the Credit Agreement among Distributor and such lenders dated as of October ___, 2004 (except to the extent the security interests in favor of such lenders relate to the Distribution Fees and Distribution Expenses owed to the Distributor), but excluding (i) the security interest of HBO in the United States pay television rights to certain of the Licensed Pictures, and
(ii) the security interest, if any, in favor of Steven Spielberg, Amblin' Entertainment, Inc. and other entities owned or controlled by Steven Spielberg in the Distributor Collateral, to secure Distributor's performances of certain indemnity obligations thereto. Distributor will execute and file or record, as appropriate, any other security agreements, UCC financing statements, copyright mortgages and other documents, instruments or agreements reasonably necessary to evidence, perfect, and preserve the security interest and copyright mortgage granted to DWA hereunder, and DWA will have all rights and remedies of a secured party pursuant to applicable law. The granting of the security interest and copyright mortgage hereunder by Distributor does not violate the rights of any third party under any agreement with Distributor, judgment, statute or otherwise, and does not require the prior consent of any third party, except HBO ("Distributor Senior Secured Party"). Distributor will endeavor in good faith to obtain the requisite consent of the Distributor Senior Secured Party. The grant of the security interest and copyright mortgage by Distributor hereunder with respect to any Licensed Picture shall be effective upon the later of (i) the first date upon which the requisite consent of the Distributor Senior Secured Party shall have been obtained, and (ii) commencement of the License Period with respect to such Licensed Picture.

                  12.3 Intercreditor Arrangements: DWA and Distributor will endeavor in good faith to cause each DWA Senior Secured Party and the Distributor Senior Secured Party to enter into appropriate intercreditor agreements among DWA, Distributor, each DWA Senior Secured Party and the Distributor Senior Secured Party with respect to their respective security interests in the DWA Collateral and the Distributor Collateral.

         SECTION 13. COPYRIGHT.

                  13.1 Protection and Notice: DWA at its sole expense shall take all actions reasonably sufficient to secure copyright protection for the Licensed Pictures. Distributor will cooperate as reasonably required by DWA in connection with actions undertaken by DWA to protect and enforce copyrights, trademarks, etc. DWA shall include in the Licensed Pictures as delivered to Distributor a copyright notice in conformity with the laws of the United States and the Universal Copyright Convention designating as copyright proprietor such entity as DWA shall determine. As a condition to the right of public distribution licensed to Distributor hereunder, such copyright notice shall appear on all copies of any Licensed Picture distributed hereunder.

                  13.2 Notice of Claims; Infringements: Distributor and DWA shall promptly notify the other of any claims against or violations or infringement of any of Distribution Rights hereunder, or of any claim against any copyright with respect to any Licensed Picture, which come to such party's attention. Distributor, at DWA's instruction and at DWA's sole cost and expense, shall take all reasonable steps by action at law or otherwise to prevent any unauthorized exhibition or distribution of the Licensed Pictures in violation of the rights granted to Distributor hereunder or to prevent impairment, encumbrance or infringement of any Distribution Rights hereunder or of the copyright.

         SECTION 14. OWNERSHIP. Subject to the rights expressly licensed to Distributor herein, as between DWA and Distributor, DWA shall be the sole and exclusive owner of all rights, title and interest in and to the Licensed Pictures at all times. DWA's ownership includes all copyrights, trademarks, patents, titles, designs, artwork, characters, stills, drawings, literary material, film materials, computer models, logos, stories, plots and any other intellectual properties and rights in, to, or arising out of the Licensed Pictures or any element thereof regardless of whether created by DWA or by any other person on DWA's behalf. Distributor shall not have any ownership or security interest in, lien on, or other creditor's rights with respect to the Licensed Pictures, any elements or components thereof (excluding only Distributor's ownership of the Tangible Film Materials created or produced by Distributor in accordance with this Agreement), the Retained Rights and any revenue derived from exploitation of the Retained Rights, any of the literary, dramatic, musical or other materials upon which the Licensed Pictures are based or which are contained in the Licensed Pictures, or any of the copyrights, trademarks, computer models, design patents, technology or similar or analogous rights in or to the Licensed Pictures or any of the foregoing.

         SECTION 15. INVENTORY OF MATERIALS.

                  15.1 Return / Destruction of Tangible Film Materials. Subject to Section 15.2. below, upon expiration or termination of (i) each License Term, or (ii) this Agreement, all Tangible Film Materials relating to the applicable Distribution Rights and Licensed Picture(s) shall become the property of DWA, free and clear of all claims, liens, encumbrances or other interests. Within sixty (60) days after the expiration or termination of each License Term, Distributor shall furnish DWA with a complete written inventory with respect to each Territory, listing all Tangible Film Materials then in the possession or under the control of Distributor, a Distributor Affiliate, a Subdistributor or any Person pursuant to a DWA-approved Distribution Servicing Agreement or Third Party Service Agreement. Within thirty (30) days following DWA's receipt of the foregoing written inventory, DWA shall notify Distributor in writing regarding which of the Tangible Film Materials listed in such written inventory are to be delivered to DWA and which of the Tangible Film Materials listed in such written inventory are to be destroyed. Further in this regard:

                           a. If designated by DWA, Distributor shall deliver to
DWA (within thirty [30] days following receipt of notice from DWA as set forth above) all Tangible Film Materials that are then within the possession or under the control of Distributor, a Distributor Affiliate, a Subdistributor or any Person pursuant to a DWA-approved Distribution Servicing Agreement. Distributor's direct third party costs of complying with this Section 15.1.a. shall be included in Distribution Expenses, provided such delivery shall be at Distributor's sole cost and expense in the event of termination for a Distributor default.

                           b. Unless designated otherwise by DWA, all or any
portion of the Tangible Film Materials set forth in Distributor's written inventory that DWA has not instructed Distributor to deliver to DWA shall be destroyed. Distributor shall furnish DWA (within thirty [30] days following receipt of notice from DWA as set forth above) with an affidavit of such destruction, and shall furnish such additional verification of such destruction as DWA shall designate. Distributor's direct costs of complying with this
Section 15.1.b. shall be included in Distribution Expenses, provided such destruction shall be at Distributor's cost and expense in the event of termination for a Distributor default.

                           c. With respect to Distributor's then existing
inventory of Video Devices, DWA shall have the option, in its sole discretion, to either: (i) permit Distributor to sell off its then-existing inventory of DWA Video Devices upon the same terms and conditions as provided herein for a period not to exceed 180 calendar days following such termination date (subject to appropriate adjustments to outside date for Distributor's provision of the Final Payment Report for the applicable Licensed Picture); (ii) require Distributor to deliver its then-existing inventory of DWA Video Devices and all related materials to DWA (such delivery to be at Distributor's sole cost and expense in the event of a termination for a Distributor default, otherwise such delivery shall be at DWA's sole cost and expense); (iii) immediately destroy or demagnetize Distributor's then-existing inventory of DWA Video Devices (such destruction to be at Distributor's cost and expense in the event of a termination for a Distributor default, otherwise such destruction shall be at DWA's sole cost and expense), in which event Distributor shall promptly (but in no event more than ten (10) Business Days following destruction or demagnetization) furnish DWA with certificates of destruction or proof of demagnetization, as the case may be; or (iv) any reasonable combination of the foregoing. In addition, Distributor shall promptly provide DWA with a list of all outstanding orders for DWA Video Devices.

                  15.2 Post License Term Collections / Returns: Notwithstanding the expiration of the License Term for a given Licensed Picture, for a period of six (6) months thereafter Distributor shall continue to use its commercially reasonable best efforts to continue to collect all Gross Receipts and shall process and administer any returns of Video Devices of such Licensed Picture sold to video suppliers and/or video retailers but returned during such period. For the avoidance of doubt, Distributor shall remain entitled to take a Distribution Fee on, and recoup its Distribution Expenses in connection with, any such Gross Receipts and shall be entitled to recoup its Distribution Expenses in connection with returns of Video Devices. DWA and Distributor shall cooperate fully and in good faith with each other to achieve a smooth transition at the end of the License Term, and DWA shall request that any successor distributor do so as well.

         SECTION 16. FORCE MAJEURE. Neither party shall be liable to the other because of any failure to perform hereunder caused by any cause beyond its control, including fire, earthquake, flood, epidemic, accident, explosion, casualty, strike, lockout, labor controversy, riot, civil disturbance, act of a public enemy, embargo, war, act of God or law, except as expressly provided herein to the contrary; provided, that Distributor shall in no event be required to accede to or to cause any Distributor Affiliate to accede to the demands of any guild, union or similar organization in order to bring to an end a strike, lockout or labor controversy, or to accede to the demands of any suppliers or others not a party hereto which Distributor considers unreasonable. This Section
16. shall not diminish or impair the payment obligations of either party hereunder.

         SECTION 17. ASSIGNMENT. This Agreement may not be assigned by Distributor or DWA without the prior written consent of the other party, except that (a) without securing the prior written consent of DWA but subject to
Section 4.6. above, Distributor may (without diminishing its obligations hereunder) from time to time assign or delegate any or all of its rights and obligations hereunder to one or more Distributor Affiliates, (b) if Distributor ceases to operate its theatrical distribution business in the Domestic Territory, then, with respect to all Licensed Pictures hereunder, Distributor may assign or sublicense to Universal Theatrical Exhibition in the Domestic Territory on the same terms and conditions as set forth in this Agreement, and if required by the terms of the Universal Agreement, such additional Distribution Rights then subject to the Universal Agreement, including certain Non-Theatrical Exhibition in the International Territory and Home Video Exhibition throughout the Territory, and (c) Distributor may assign to a Successor Entity (as defined below) all of its rights hereunder in the event Distributor is acquired by or merged into another entity, or in connection with a sale or assignment of all or substantially all of its theatrical distribution business to another entity (each, a "Successor Entity"); provided, that in the case of (c) above (i) Distributor and such assignee shall have executed such instruments, agreements or documents as DWA may reasonable request to ensure the legal and binding assumption by the assignee of Distributor's obligations hereunder, (ii) such assignee shall have granted to DWA an equivalent security interest in and lien on the Distribution Rights and related assets as granted by Distributor to DWA hereunder and (iii) Distributor shall remain liable for all of its obligations hereunder. Nothing contained in this Section 17. shall (i) prohibit or limit Distributor's right to assign or delegate any or all of its responsibilities hereunder to one or more Distributors Affiliates or to engage Subdistributors, or otherwise exploit the rights granted to Distributor hereunder, or (ii) prohibit or limit Distributor's sale or transfer of its assets (other than its rights under this Agreement) in the ordinary course of business. Distributor shall remain liable for all of its obligations hereunder notwithstanding any such assignment, unless such assignment is to Universal or to another U.S. major motion picture studio or other financially responsible Person approved by DWA.

         SECTION 18. STANDARD OF CARE. Except as otherwise specifically directed or approved in writing by DWA and subject to the terms and conditions of the Universal Agreement (but only in connection with Theatrical Exhibition in the International Territory and Home Video Exhibition in the Territory), in all actions under this Agreement, Distributor shall act, in accordance with at least that standard of care that it exercises with respect to the distribution of comparable Motion Pictures produced or distributed by Distributor under similar circumstances in the applicable territories and media, taking into account differences in production budgets, cast, genre, rating, prerelease audience surveys and test results, theatrical box office and other performance metrics, local tastes and other established factors that Distributor uses in good faith on a nondiscriminatory basis to make determinations in connection with the exploitation of Motion Pictures produced or distributed by Distributor, excluding in each case, any Motion Picture produced or directed by Steven Spielberg. Without limiting the generality of the foregoing, Distributor will use its commercially reasonable best efforts to ensure that the services provided to DWA hereunder by Distributor will be no less than substantially equivalent in overall quantity, level and priorities (including priorities in booking theaters, circuits and booking dates) to the services provided by Distributor under similar circumstances in connection with the distribution of comparable Motion Pictures produced or distributed by Distributor with similar Domestic Territory theatrical box office grosses (or, as applicable, were anticipated to have similar box office grosses at the time any such services were contracted for or provided), excluding in each case, any Motion Pictures produced or directed by Steven Spielberg.

         SECTION 19. DISTRIBUTOR DISTRIBUTION CREDIT. Distributor shall have the right to accord itself its customary distribution credit (with integrated logo) for each Licensed Picture on screen in the end titles consistent with placement on the Prior Pictures and in advertising for each Licensed Picture in reasonable and customary position and size. No other Distributor logo shall appear on screen or in advertising. Each Subdistributor or licensee shall have the right to accord itself a distribution credit (and logo) on screen and in advertising for each Licensed Picture in reasonable and customary position and size as provided in the applicable DWA-approved Distribution Servicing Agreement. DWA shall have the right to designate all other credits on the Licensed Pictures, provided credits for the Licensed Pictures shall include all credits to be accorded pursuant to the DWA-approved Distribution Servicing Agreements and Third Party Service Agreements. Each agreement with a Subdistributor or licensee shall provide that such Subdistributor or licensee is contractually bound to abide by all such credit obligations.

         SECTION 20. OTHER ACTIVITIES. Subject to the provisions hereof and
Section 6 of the Separation Agreement, nothing herein shall limit in any way the right of DWA, Distributor or Distributor Affiliate to engage in business activities or endeavors of any kind or nature, including:

                           (i) Motion Picture production, distribution and
related businesses;

                           (ii) Television production and merchandising
(including video and computer games) exploiting the Licensed Pictures by DWA

                           (iii) Advertising;

                           (iv) Publishing;

                           (v) Interactive Media;

                           (vi) The sale or license of designs, stories,
characters, trademarks, trade names or other rights or properties;

                           (vii) Ancillary market activities;

                           (viii) The co-financing or co-production or
acquisition of any other interest of any nature in any Motion Picture or other property; and

                           (ix) The exercise of any right not expressly granted
hereunder.

         SECTION 21. EXERCISE OF DISCRETION. Any consultations, consents and approvals between the parties shall be performed in good faith and no party shall unreasonably withhold, condition or delay any approval or consent hereunder; provided, however, any determinations, discretion, designations, elections, instructions and approvals granted to or retained by DWA solely with respect to creative matters relating to the development, production and distribution of the Licensed Pictures, including any and all Marketing Materials (such as trailer and advertising content, key artwork, bonus materials for Video Devices, clips to be included in any product reels), may be exercised by DWA in its sole and absolute discretion.

         SECTION 22. NO PARTNERSHIP OR THIRD PARTY BENEFIT. This Agreement does not constitute Distributor and DWA as partners, joint venturers, or as each other's agents or representatives (except as may be herein otherwise expressly provided). This Agreement is not for the benefit of any third party and shall not give any right or remedy to any such third party whether or not referred to hereunder.

         SECTION 23. INTEGRATION/FORMALITIES. This Agreement contains the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes, cancels and replaces any prior understanding, writing or agreement between the parties relating to such subject matter. This Agreement may not be amended, modified or altered except by an instrument in writing duly executed by the parties. The parties acknowledge that each was represented by counsel in the negotiation and execution of this Agreement. No provision herein shall be construed against any party by virtue of the activity of that party, through its counsel or otherwise, in negotiating and drafting this Agreement.

         SECTION 24. DISPUTE RESOLUTION.

                  a. The parties agree that any dispute to interpret or enforce, or otherwise arising out of or relating to, this Agreement shall be determined by binding arbitration according to the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), provided always that: (a) the arbitration shall be conducted before a single neutral arbitrator with at least ten (10) years experience in the theatrical Motion Picture industry, appointed by mutual agreement of the parties within five (5) business days from the date the notice of arbitration is delivered by the petitioning party; (b) the parties shall be entitled to discovery as provided in California Code of Civil Procedure sections 1283.05 and 1283.1; (c) in deciding any such matter, the arbitrator shall follow the substantive law of the State of California as it would be applied by California courts; (d) either party may, without waiving its right to arbitration, seek preliminary or interlocutory relief from a court of competent jurisdiction; (e) all arbitration proceedings (including any discovery and other evidence in connection therewith) shall be closed to the public and shall remain confidential; and (f) arbitration awards hereunder may be entered and enforced as provided in California Code of Civil Procedure sections 1285 et seq. If the arbitrator is not selected by mutual consent within five (5) business days from the date the notice of arbitration is delivered by the petitioning party, the rules of the AAA with respect to the selection of an arbitrator shall apply. Notwithstanding the foregoing, before proceedings are initiated hereunder, the Chief Executive Officer or Chief Operating Officer of DWA and Distributor, or their designated representatives shall meet and in good faith attempt to resolve the dispute.

                  b. Notwithstanding the foregoing:

                           (i) Any payment disputes submitted to binding
arbitration pursuant to Section 24.a above shall commence within ten (10) business days from the date the notice is delivered by the petitioning party and the arbitrator shall rule not later than thirty (30) days after the date the notice is delivered. The hearing shall be conducted by the arbitrator for as many days as the arbitrator determines to allow; provided, that the hearing shall conclude, and the arbitrator shall rule, not later than thirty (30) days after the date the notice is delivered. The arbitrator shall rule as to whether or not amounts are owed to the petitioning party, and if so, the exact amount owed to the petitioning party (taking into account the default interest and other provisions contained in the Agreement). In such event, the non-petitioning party shall have five (5) Business Days from the date of the arbitrator's ruling to make such payment. In the event such payment is not made within the aforementioned period, such failure shall constitute a breach of this Agreement and the petitioning party may exercise all rights and remedies available under
Section 11 above.

                           (ii) Any disputes submitted to binding arbitration
pursuant to Section 24.a. above that affect the timely release of a Licensed Picture for initial Theatrical Exhibition or initial Home Video Exhibition shall commence within seven (7) Business Days from the date the notice is delivered by the petitioning party and the arbitrator shall rule not later than ten (10) Business Days after the date the notice is delivered. The hearing shall be conducted by the arbitrator for as many days as the arbitrator determines to allow; provided, that the hearing shall conclude, and the arbitrator shall rule, not later than ten (10) Business Days after the date the notice is delivered.

                  c. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, AND EXCEPT AS PROVIDED BELOW, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS SUFFERED BY AN INDEMNITEE, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, IN CONNECTION WITH ANY DAMAGES ARISING HEREUNDER; PROVIDED, HOWEVER, THAT TO THE EXTENT EITHER PARTY IS REQUIRED TO PAY (A) ANY AMOUNT ARISING OUT OF THE INDEMNITY SET FORTH IN SECTION 10 AND/OR (B)ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS, IN EACH CASE, TO A THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM, SUCH DAMAGES WILL CONSTITUTE DIRECT DAMAGES AND WILL NOT BE SUBJECT TO THE LIMITATION SET FORTH IN THIS SECTION 24.c.; PROVIDED FURTHER IN NO EVENT SHALL DWA BE LIABLE FOR ANY DISTRIBUTOR EXCLUDED LIABILITIES, AND IN NO EVENT SHALL DISTRIBUTOR BE LIABLE FOR ANY DWA EXCLUDED LIABILITIES.

         SECTION 25. SEVERABILITY OF PROVISIONS. If any provision in this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be of no force or effect while such infirmity shall exist, but such infirmity shall have no effect whatsoever upon the binding force or effectiveness of any other provisions hereof unless the parties otherwise agree. The parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provision with a valid provision the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provision.

         SECTION 26. WAIVER. No delay or failure to exercise any right hereunder shall constitute a waiver of such right except in those instances where this Agreement provides for specific notice and a period of time thereafter within which to exercise a right, in which case failure to exercise such right within the specified time period shall constitute a waiver thereof.

         SECTION 27. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the state of California, applicable to contracts entered into and to be fully performed in said state by residents thereof. For purposes of enforcing, confirming or vacating an award under
Section 24. above, or in the event the provisions of Section 24. shall be held invalid or unenforceable, only the California courts (state and federal) shall have jurisdiction over controversies regarding or arising under this Agreement, and if there is any matter which might be subject either to state or federal jurisdiction, the parties agree that the matter shall be submitted to federal jurisdiction. The parties specifically agree that the Superior Court of the State of California, County of Los Angeles and the United States District Court for the Central District of California shall have the personal jurisdiction over them, and each of them, notwithstanding the fact that they may be citizens of other states or countries. In this regard the parties agree that Los Angeles County is a convenient forum.

         SECTION 28. CONFIDENTIALITY. Except as may be required by law or NASD or stock exchange rules, each party shall keep confidential all terms and conditions contained herein. Distributor and DWA acknowledge that they will, during the Term hereof, have access to, and acquire knowledge from, materials, data and other information which is not accessible or known to the general public ("Confidential Information"). Except as required by law or NASD or stock exchange rules, or as may be required for the preparation of tax returns or other government or legally required documents, or as reasonable necessary to employees, agents, lawyers, accountants, auditors, bankers, consultants, representative or investors of Distributor or DWA or their Affiliates for a bona fide business purpose (who shall be similarly bound by these confidentiality provisions), neither the Confidential Information nor any knowledge acquired by Distributor or DWA, as the case may be, from such Confidential Information or otherwise through its engagement hereunder shall be used, publicized or divulged by the other to any other Person without the prior written consent of the applicable party obtained in advance and in each instance. Nothing herein shall prevent a party, or any employees, agents, lawyers, accountants, auditors, bankers, consultants, representatives or investors of such party or its Affiliates (the "Receiving Party") from using, disclosing, or authorizing the disclosure of any information it receives in the course of performance of the Agreement which:

                  a. was known to the Receiving Party prior to its disclosure by the other party;

                  b. is or becomes publicly available without default hereunder by the Receiving Party;

                  c. is lawfully acquired by the Receiving Party from a source which is not an agent or representative of the Receiving Party and is not under any obligation to the other party regarding disclosure of such information;

                  d. is independently developed by the Receiving Party without use of any of the other party's confidential information; or

                  e. is disclosed by the applicable party hereto to unaffiliated third parties without confidential undertakings.

For the avoidance of doubt, Confidential Information as defined in this Section
28. shall not include any Information that the applicable party is obligated to make available to any third party(ies) in the course of fulfilling its obligations under this Agreement (e.g., Contingent Compensation statements).

         SECTION 29. NOTICE OF REPRESENTATIVES. DWA will give Distributor reasonable notice of DWA's appropriate contact person(s). Distributor will give DWA reasonable notice of Distributor's appropriate contact person(s).

         SECTION 30. PARAGRAPH HEADINGS. Paragraph headings and titles are solely for convenience of reference and are not a part of this Agreement, nor are they intended to aid or govern the interpretation of this Agreement.

         SECTION 31. INTELLECTUAL PROPERTY LICENSE. DWA acknowledges and agrees that the rights licensed to Distributor hereunder constitute "intellectual property" as such term is defined in the Bankruptcy Code and that Distributor is entitled to all of the rights of a licensee of intellectual property under
Section 365(n) of the Bankruptcy Code with respect to all of such licensed rights.

         SECTION 32. DISCLOSURE, COMPLIANCE AND REPORTING OBLIGATIONS. Distributor shall provide DWA with such information, records or documentation as DWA may reasonably request to permit DWA to comply with applicable laws (including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002 and rules and regulations promulgated under such Acts or any successor provisions) (including such information, records and documentation and testing thereof as may be necessary for Distributor and its management to comply with Section 404, entitled "Management's Assessment of Internal Controls", of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or any successor provisions).

         Distributor shall provide to the independent public accountants of DWA such information, records or documentation as DWA or such independent public accountants may reasonably request (to the extent in Distributor's possession or otherwise generally available to Distributor) to allow such independent public accountants to complete audits and limited reviews of the financial statements and other accounting or financial data or information of DWA (including such information, records and documentation and testing thereof as may be necessary for such independent public accountants to provide the attestation to, and report on, the internal control assessment made by DWA and its management required under the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated thereunder or any successor provisions and the rules of the Public Company Accounting Oversight Board).

         Distributor shall correct as promptly as practicable any deficiencies in books and records and associated controls and procedures relating to the services provided hereunder that are identified by DWA in writing in reasonable detail in connection with any internal control assessment, audit or similar review or report conducted or to be conducted by DWA, its management or its independent public accountants pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or any successor provisions. If at any time DWA reasonably determines that any changes are needed to be made to Distributor's internal controls, and identifies such changes in reasonable detail in writing, then Distributor shall work diligently to make such changes as promptly as practicable. Distributor shall have no responsibility for determining what changes or corrections are necessary and shall follow instructions provided by DWA.

         All direct and indirect costs and expenses relating to any of the foregoing provisions of this Section 32. (including employee time required to compile information or otherwise comply with this Section 32., changes to systems maintained by Distributor to provide information in a specific format, fees and expenses charged by auditors or other third parties, etc.) and all actions required to be taken by Distributor pursuant to this Section 32. shall be at the expense of DWA, except to the extent such action is required for Distributor to be in compliance with the other terms of this Agreement.

         The provisions of this Section 32. are subject to Section 4.1. of the Services Agreement.

         SECTION 33. LIMITATIONS ON DISTRIBUTOR RESPONSIBILITY. If the Distributor is unable to perform its obligations hereunder because it does not have the necessary assets because such assets were contributed to DWA pursuant to the Separation Agreement, the parties hereto shall determine a mutually acceptable arrangement to provide Distributor with the necessary access to such assets and, until such access is provided, the Distributor's failure to perform the applicable obligations hereunder shall not constitute a breach of this Agreement.

         SECTION 34. NOTICES. All notices hereunder shall be in writing and shall be served by private delivery services, and shall be deemed given on the date delivered to the following addresses (or such other addresses as such party may hereafter designate in writing):

                  (i) If to DWA:

                           DreamWorks Animation SKG, Inc.
                           1000 Flower Street
                           Glendale, California 91201
                           Attention:  General Counsel

                  (ii) If to Distributor:

                           DreamWorks L.L.C.
                           1000 Flower Street
                           Glendale, California 91201
                           Attention:  General Counsel

         SECTION 35. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by one counterpart.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                      DREAMWORKS L.L.C.

                                      By
                                         --------------------------------------

                                      Its
                                          -------------------------------------

                                      DREAMWORKS ANIMATION SKG, INC.

                                      By
                                         --------------------------------------

                                      Its
                                          -------------------------------------